Exhibit 99.3

Prudential Bancorp, Inc.

Conversion
Valuation
Appraisal

June 6, 2013

Table of Contents

Prudential Bancorp, Inc.

Philadelphia, Pennsylvania

TABLE OF CONTENTS	i

INTRODUCTION	1

1. OVERVIEW AND FINANCIAL ANALYSIS	3

General Overview	3
History and Overview	4
Strategic Direction	5
Balance Sheet Trends	6
Loan Portfolio	8
Investments	10
Investments and Mortgage-Backed Securities	11
Asset Quality	12
Funding Composition	15
Asset/Liability Management	17
Net Worth and Capital	18
Profitability Trends	19
Legal Proceedings	23
Subsidiaries	23

2. MARKET AREA ANALYSIS	24

3. COMPARISONS WITH PUBLICLY TRADED THRIFTS	27

Introduction	27
Selection Criteria	27
Overview of the Comparables	29

4. MARKET VALUE DETERMINATION	31

Market Value Adjustments	31
Financial Condition	32
Balance Sheet Growth	38
Earnings Quality, Predictability and Growth	39
Market area	44

Cash Dividends	45
Liquidity of the Issue	46
Recent Regulatory Matters	47

5. OTHER FACTORS	48

Management	48
Subscription Interest	49
Valuation Adjustments	51

6. VALUATION	52

Discussion of Weight Given to Valuation Multiples	52
Value in Relation to Comparables	54
Comparison to other Pending Second Step Conversions	57
Comparison of the Exchange Value and Stock Price	57
Valuation Conclusion	58

List of Figures

Prudential Bancorp, Inc.

Philadelphia, Pennsylvania

FIGURE 1 – CURRENT FACILITIES LIST	3
FIGURE 2 - ASSET AND RETAINED EARNINGS CHART	6
FIGURE 3 - KEY BALANCE SHEET DATA	7
FIGURE 4 - KEY RATIOS	7
FIGURE 5 - NET LOANS RECEIVABLE CHART	8
FIGURE 6 - LOAN PORTFOLIO COMPOSITION	9
FIGURE 7 - SECURITIES CHART	10
FIGURE 8 – INVESTMENT MIX	11
FIGURE 9 - ASSET QUALITY CHART	12
FIGURE 10 - NONPERFORMING LOANS	13
FIGURE 11 - ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES CHART	14
FIGURE 12 - DEPOSIT AND BORROWING TREND CHART	15
FIGURE 13 - DEPOSIT MIX	16
FIGURE 14 – INTEREST RATE RISK	17
FIGURE 15 - CAPITAL ANALYSIS	18
FIGURE 16 - NET INCOME CHART	19
FIGURE 17 - AVERAGE YIELDS AND COSTS	20
FIGURE 18 - SPREAD AND MARGIN CHART	21
FIGURE 19 - INCOME STATEMENT TRENDS	22
FIGURE 20 – DEPOSIT AND DEMOGRAPHIC DATA FOR PHILADELPHIA COUNTY, PA	25
FIGURE 21 – DEPOSIT AND DEMOGRAPHIC DATA FOR DELAWARE COUNTY, PA	26
FIGURE 22 - COMPARABLE GROUP	28
FIGURE 23 - KEY FINANCIAL INDICATORS	30
FIGURE 24 - KEY BALANCE SHEET DATA	32
FIGURE 25 - CAPITAL DATA	33
FIGURE 26 – BANK LEVEL LOAN MIX	34
FIGURE 27 – BANK LEVEL DEPOSIT MIX	35
FIGURE 28 - ASSET QUALITY TABLE	36
FIGURE 29 - BALANCE SHEET GROWTH DATA	38
FIGURE 30 - NET INCOME CHART	40
FIGURE 31 - PROFITABILITY DATA	41
FIGURE 32 - INCOME STATEMENT DATA	42
FIGURE 33 – MARKET AREA DATA	44
FIGURE 34 - DIVIDEND DATA	45
FIGURE 35 - MARKET CAPITALIZATION DATA	46
FIGURE 36 - SECOND STEP CONVERSIONS (SINCE 1/1/12) PRO FORMA DATA	49
FIGURE 37 - CONVERSIONS PRICE APPRECIATION	50
FIGURE 38 - VALUE RANGE	54
FIGURE 39 – EXCHANGE VALUE	54
FIGURE 40 –CONVERSION OFFERING PRICING MULTIPLES	55
FIGURE 41 - COMPARABLE CONVERSION PRICING MULTIPLES TO THE BANK’S PRO FORMA MIDPOINT	55
FIGURE 42 - COMPARABLE CONVERSION PRICING MULTIPLES TO THE BANK’S PRO FORMA MAXIMUM	55
FIGURE 43 - COMPARABLE CONVERSION PRICING MULTIPLES TO THE BANK’S PRO FORMA MINIMUM	56
FIGURE 44 – COMPARISON OF THE EXCHANGE VALUE PER MINORITY SHARE AND STOCK PRICE	57
FIGURE 45 – APPRAISED VALUE	58

List of Exhibits

Prudential Bancorp, Inc.

Philadelphia, Pennsylvania

Exhibit

1.	Profile of FinPro, Inc. and the Author of the Appraisal
2.	Unaudited Consolidated Statements of Financial Condition
3.	Unaudited Consolidated Statements of Operations
4.	Unaudited Consolidated Statements of Changes in Stockholder’s Equity
5.	Unaudited Consolidated Statements of Cash Flows
6.	Comparable Group Selection Screens
7.	Selected Financial Data
8.	Industry Pricing Multiples
9.	Second Step Conversions 2012 and 2013 YTD
10.	Appraisal Pro Forma March 31, 2013 – 12 Months
11.	Offering Circular Stub Pro Forma March 31, 2013 – 6 Months
12.	Offering Circular Fiscal Year Pro Forma September 30, 2012 – 12 Months

Conversion Valuation Appraisal Report	Page: 1

Introduction

Prudential Bancorp, Inc., a Pennsylvania corporation, is offering shares of common stock for sale in connection with the conversion of Prudential Savings Bank from the mutual holding company form of organization to the stock form of organization. Upon completion of the conversion and the offering, all of the common stock of Prudential Bancorp, Inc. will be owned by public stockholders. This report represents FinPro, Inc.’s (“FinPro”) independent appraisal of the estimated pro forma market value of the common stock (the “Common Stock”) of Prudential Bancorp, Inc. (hereafter referred to on a consolidated basis as the “Company”).

In compiling the pro formas, FinPro relied upon the assumptions provided by the Company and its agents. The pro forma assumptions are as follows:

•	74.84% of the total shares will be sold to the depositors and public,
•	the stock will be issued at $10.00 per share,
•	the conversion expenses will be $2.3 million at the midpoint,
•	there will be an ESOP equal to 4% of the shares issued funded internally, amortized over 20 years straight-line,
•	there will be an MRP equal to 4% of the shares issued, amortized over 5 years straight-line,
•	there will be a Stock Option Plan equal to 10% of the shares issued, expensed at $4.84 per option over 5 years straight-line,
•	the tax rate is assumed at 34.00% and,
•	the net proceeds will be invested at 1.47%, pre-tax (the average of the five year treasury and the FHLMC 15 mortgage survey less 60 bps.).

It is our understanding that the Company will offer its stock in a subscription and community offering to Eligible Account Holders, to the Employee Plans, and to Supplemental Eligible Account Holders of the Company. This appraisal has been prepared in accordance with Regulation 563b.7 and the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” of the Office of Thrift Supervision (“OTS”) which have been adopted in practice by the Federal Deposit Insurance Corporation (“FDIC”), including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof.

In the course of preparing our report, we reviewed the Company’s audited financials for the years ended September 30, 2011 and September 30, 2012. We also reviewed the registration statement on Form S-1 as filed with the Securities and Exchange Commission (“SEC”). We have conducted due diligence analysis of the Company and held due diligence related discussions with the Company’s Management and Board, Sandler O’Neill + Partners, L.P., (the Company’s

Conversion Valuation Appraisal Report	Page: 2

underwriter), and Elias, Matz, Tiernan & Herrick, L.L.P. (the Company’s special counsel). The valuation parameters set forth in the appraisal were predicated on these discussions but all conclusions related to the valuation were reached and made independent of such discussions.

Where appropriate, we considered information based upon other publicly available sources, which we believe to be reliable; however, we cannot guarantee the accuracy or completeness of such information. We visited the Company’s primary market area and reviewed the market area’s economic condition. We also reviewed the competitive environment in which the Company operates and its relative strengths and weaknesses. We compared the Company’s performance with selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for savings institutions in particular. Our analysis included a review of the estimated effects of the Conversion of the Company on the operations and expected financial performance as they related to the Company’s estimated pro forma value.

In preparing our valuation, we relied upon and assumed the accuracy and completeness of financial and other information provided to us by the Company and its independent accountants. We did not independently verify the financial statements and other information provided by the Company and its independent accountants, nor did we independently value any of the Company’s assets or liabilities. This estimated valuation considers the Company only as a going concern and should not be considered as an indication of its liquidation value.

Our valuation is not intended, and must not be construed, to be a recommendation of any kind as the advisability of purchasing shares of Common Stock in the stock issuance. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of Common Stock in the stock issuance will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value thereof. FinPro is not a seller of securities within the meaning of any federal or state securities laws. Any report prepared by FinPro shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

The estimated valuation herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Company’s financial condition, operating performance, management policies and procedures and current conditions in the securities market for thrift institution common stock. Should any such developments or changes, in our opinion, be material to the estimated pro forma market value of the Company, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained at that time.

Conversion Valuation Appraisal Report	Page: 3

1.  Overview and Financial Analysis

General Overview

As of March 31, 2013, the Company had $479.1 million in total assets, $416.1 million in deposits, $278.2 million in net loans and $60.2 million in equity. The following table sets forth information with respect to the Company’s full-service banking offices.

FIGURE 1 – CURRENT FACILITIES LIST

			Net Book	Amount of
			Value	Deposits
		Date of	of Property and	at
		Lease	Leasehold	March 31,
Description/Address	Leased/Owned	Expiration	Improvements	2013
			(In Thousands)
Headquarters and Main Office 1834 West Oregon Avenue Philadelphia, PA 19145-4725	Owned	N/A	$354	$215,239

Snyder Branch 2101 South 19th Street Philadelphia, PA 19145-3709	Owned	N/A	6	20,597

Center City Branch 112 South 19th Street Philadelphia, PA 19103-4667	Owned	N/A	18	35,027

Broad Street Branch 1722 South Broad Street Philadelphia, PA 19145-2388	Owned	N/A	207	50,918

Pennsport Branch 238A Moore Street Philadelphia, PA 19148-1925	Owned	N/A	41	43,013

Drexel Hill Branch 601 Morgan Avenue Drexel Hill, PA 19026-3105	Owned	N/A	81	38,743

Old City Branch 28 North 3rd Street Philadelphia, PA 19106-2108	Leased	May 2015	142	12,560

Total			$849	$416,097

Source: Offering Prospectus

Conversion Valuation Appraisal Report	Page: 4

History and Overview

Prudential Savings Bank

Prudential Savings Bank is a Pennsylvania-chartered stock savings bank operating out of its headquarters and main office in South Philadelphia, Pennsylvania and six other full-service banking offices in Philadelphia and Delaware Counties, Pennsylvania. The Company’s business primarily consists of attracting deposits from the general public and using those funds to originate loans and invest in securities. The Company is a community oriented savings bank with a history of operations in South Philadelphia dating back to 1886. The Company’s primary market area is Philadelphia, in particular South Philadelphia and Center City, as well as Delaware County, Pennsylvania. The Company also conducts business in Bucks, Chester and Montgomery Counties, Pennsylvania which, along with Delaware County, comprise the suburbs of Philadelphia. The Company also makes loans in contiguous counties in southern New Jersey.

At March 31, 2013, Prudential Savings Bank’s single-family residential mortgage loans amounted to $242.0 million or 86.1% of its total loan in portfolio. Prudential Savings Bank is subject to regulation by the Pennsylvania Department of Banking and Securities and by the Federal Deposit Insurance Corporation.

Prudential Savings Bank’s headquarters and main office is located at 1834 West Oregon Avenue, Philadelphia, Pennsylvania.

Conversion Valuation Appraisal Report	Page: 5

Strategic Direction

The Company’s mission is to operate a profitable, independent community-oriented financial institution serving primarily retail customers and small businesses in its market area. The Company is focused on prudently increasing profitability and enhancing shareholder value. The following are key elements of the Company current business strategy:

•	Improving asset quality;

•	Growing and diversifying its loan portfolio;

•	Improving its funding mix by attracting lower cost core retail; and

•	Continuing its community-oriented focus.

Conversion Valuation Appraisal Report	Page: 6

Balance Sheet Trends

Since September 30, 2008, the Company’s assets have decreased by $10.4 million. However, assets grew $39.5 million between September 30, 2008 and September 30, 2010. Assets have declined each of the next two years and declined during the six month period ended March 31, 2013.

Equity was $60.2 million as of March 31, 2013 and the equity to assets ratio was 12.56% at March 31, 2013.

Figure 2 - Asset and Retained Earnings Chart

Source: Offering Prospectus

Conversion Valuation Appraisal Report	Page: 7

The following tables set forth certain information concerning the financial position of the Company at the dates indicated.

Figure 3 - Key Balance Sheet Data

	At March 31,	At September 30,
	2013	2012	2011	2010	2009	2008
	(Dollars in Thousands)
Selected Financial and Other Data:
Total assets	$479,103	$490,504	$499,537	$529,080	$514,761	$489,537
Cash and cash equivalents	33,612	81,273	53,829	66,524	13,669	9,454
Investment and mortgage-backed securities:
Held-to-maturity	87,976	63,110	108,956	112,673	160,126	163,303
Available-for-sale	62,715	65,975	75,370	72,425	62,407	55,106
Loans receivable, net	278,237	260,684	240,511	255,091	256,694	243,969
Deposits	416,097	425,602	436,014	464,455	432,374	376,830
FHLB advances	340	483	570	615	19,659	31,701
Non-performing loans	6,178	14,018	12,631	3,479	1,982	4,036
Non-performing assets	7,436	15,990	14,899	6,676	5,604	5,524
Total stockholders’ equity, substantially restricted	60,180	59,831	57,452	56,999	55,857	68,487
Banking offices	7	7	7	7	7	7

Source: Offering Prospectus

Figure 4 - Key Ratios

	Six Months Ended		At or For the
	March 31,		Year Ended September 30,
	2013	2012	2012	2011	2010	2009	2008
	(Dollars in Thousands)
Asset Quality Ratios:
Non-performing loans as a percent of total loans receivable	2.22%	5.30%	5.38%	5.25%	1.36%	0.77%	1.65%
Non-performing assets as a percent of total assets	1.55	2.96	3.26	2.98	1.26	1.09	1.13
Allowance for loan losses as a percent of non-performing loans	40.66	24.14	13.42	26.63	90.57	137.77	39.42
Allowance for loan losses as a percent of total loans	0.89	1.23	0.71	1.36	1.20	1.03	0.62
Net charge-offs (recoveries) to average loans Receivable	(0.47)	0.47	0.88	1.90	0.30	0.10	0.21

Capital Ratios:
Tier 1 leverage ratio
Prudential Bancorp	12.24	11.22	11.73	11.06	10.27	10.86	14.49
Prudential Savings Bank	11.47	10.43	10.95	10.23	9.46	9.99	13.14
Tier 1 leverage ratio
Prudential Bancorp	26.74	27.07	27.51	25.54	23.12	24.59	31.20
Prudential Savings Bank	25.06	25.16	25.69	23.62	21.28	22.61	28.74
Total risk-based capital ratio
Prudential Bancorp	27.87	28.33	28.39	26.79	24.37	25.79	31.92
Prudential Savings Bank	26.19	26.42	26.57	24.87	22.53	23.81	29.46

Source: Offering Prospectus

Conversion Valuation Appraisal Report	Page: 8

Loan Portfolio

The Company’s loan portfolio has increased by $34.3 million from September 30, 2008 to March 31, 2013, with $17.6 million of the growth coming between September 30, 2012 and March 31, 2013. As a percent of assets, the loan portfolio has increased from 49.84% to 58.07% between September 30, 2008 and March 31, 2013, respectively.

Figure 5 - Net Loans Receivable Chart

Source: Offering Prospectus

Conversion Valuation Appraisal Report	Page: 9

Since September 30, 2008, the loan portfolio composition has shifted from construction and land development loans toward one-to-four-family residential real estate loans.

Figure 6 - Loan Portfolio Composition

	March 31,		September 30,
	2013		2012		2011		2010		2009		2008
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
	(Dollars in Thousands)
Real estate loans:
One- to four-family residential	$241,968	86.07%	$222,793	84.64%	$196,533	79.53%	$197,164	74.96%	$201,396	75.98%	$191,344	74.02%
Multi-family residential	4,751	1.69	5,051	1.92	5,723	2.32	4,006	1.52	4,178	1.58	2,801	1.08
Commercial real estate	18,599	6.62	19,333	7.35	21,175	8.57	19,710	7.49	19,907	7.51	20,518	7.94
Construction and land development	14,800	5.26	14,873	5.65	22,226	9.00	40,650	15.46	36,764	13.87	42,634	16.49
Total real estate loans	280,118	99.64	262,050	99.56	245,657	99.42	261,530	99.43	262,245	98.94	257,297	99.53
Commercial business	593	0.21	632	0.24	814	0.33	893	0.34	2,232	0.84	465	0.18
Consumer	421	0.15	523	0.20	613	0.25	595	0.23	586	0.22	739	0.29
Total loans	281,132	100.00%	263,205	100.00%	247,084	100.00%	263,018	100.00%	265,063	100.00%	258,501	100.00%
Less:

Undisbursed portion of loans in process	1,872		1,629		3,773		5,366		6,281		13,515
Deferred loan costs	(1,489)		(989)		(564)		(590)		(644)		(574)
Allowance for loan losses	2,512		1,881		3,364		3,151		2,732		1,591
Net loans	$278,237		$260,684		$240,511		$255,091		$256,694		$243,969

Source: Offering Prospectus

Conversion Valuation Appraisal Report	Page: 10

Investments

The investment portfolio decreased $67.7 million between September 30, 2008 and March 31, 2013.

Figure 7 - Securities Chart

Note: The amounts shown above reflect book value for securities held to maturity and fair value for securities held available for sale.

Source: Offering Prospectus

Conversion Valuation Appraisal Report	Page: 11

Investments and Mortgage- Backed Securities

The following table sets forth the amortized cost and fair values of the Company’s securities portfolio at the dates indicated. The portfolio is a mix of U.S. Government Agency Obligations, Agency MBS and to a lesser extent Non Agency MBS, FHLB stock and FHLMC stock. The Company continues to take impairment changes on the Non Agency MBS, although the charges have declined between September 30, 2010 and September 30, 2012. For the six months ended March 31, 2013, the impairment charge was $5 thousand.

Figure 8 – Investment Mix

	March 31,		September 30,
	2013		2012		2011		2010
	Amortized Cost	Market Value	Amortized Cost	Market Value	Amortized Cost	Market Value	Amortized Cost	Market Value
	(In Thousands)

Mortgage-backed securities - U.S. Government agencies	$53,678	$56,498	$64,357	$68,364	$78,588	$85,220	$78,036	$83,342
Mortgage-backed securities - non-agency	3,707	3,792	4,308	4,103	5,249	4,357	8,067	7,199
U.S. Government and agency obligations	91,917	92,589	58,469	59,902	97,068	98,508	95,978	97,995
Municipal obligations	-	-	-	-	-	-	475	475

Total debt securities	149,302	152,879	127,134	132,369	180,905	188,085	182,556	189,011
FHLB stock	1,659	1,659	2,239	2,239	2,887	2,887	3,545	3,545
FHLMC preferred stock	6	18	6	7	6	6	8	8
Total investment and mortgage-backed securities	$150,967	$154,556	$129,379	$134,615	$183,798	$190,978	$186,109	$192,564

Source: Offering Prospectus

Conversion Valuation Appraisal Report	Page: 12

Asset Quality

The Company’s nonperforming assets increased to $16.0 million at September 30, 2012 from $5.5 million at September 30, 2008. NPAs declined from $16.0 million at September 30, 2012 to $7.4 million at March 31, 2013. The Company’s nonperforming asset to total assets ratio decreased from 3.26% at September 30, 2012 to 1.55% at March 31, 2013.

Figure 9 - Asset Quality Chart

Source: Offering Prospectus

Conversion Valuation Appraisal Report	Page: 13

At March 31, 2013, the Company’s nonperforming loans to total loan ratio was 2.22% and the nonperforming assets to total assets ratio was 1.55%. The largest amount of nonperforming loans were one-to-four family real estate. Nonperforming one-to-four-family real estate loans decreased from $12.9 million at September 30, 2012 to $4.1 million at March 31, 2013. Nonperforming commercial real estate increased from $597 thousand at September 30, 2012 to $2.1 million at March 31, 2013.

Figure 10 - Nonperforming Loans

	March 31,	September 30,
	2013	2012	2011	2010	2009	2008
	(Dollars in Thousands)
Non-accruing loans:
One-to four-family residential	$4,128	$12,904	$10,314	$-	$-	$-
Multi-family residential	-	-	-	-	-	-
Commercial real estate	2,050	597	545	-	-	-
Construction and land development	-	517	1,772	-	640	3,640
Commercial business	-	-	-	-	-	-
Consumer	-	-	-	-	-	-
Total non-accruing loans	6,178	14,018	12,631	-	640	3,640
Accruing loans 90 days or more past due:
One-to four-family residential	-	-	-	1,811	851	152
Multi-family residential	-	-	-	-	-	-
Commercial real estate	-	-	-	1,462	491	244
Construction	-	-	-	206	-	-
Commercial business	-	-	-	-	-	-
Consumer	-	-	-	-	-	-
Total accruing loans 90 days or more past due	-	-	-	3,479	1,342	396
Total non-performing loans (2)	6,178	14,018	12,631	3,479	1,982	4,036
Real estate owned, net (3)	1,258	1,972	2,268	3,197	3,622	1,488
Total non-performing assets	$7,436	$15,990	$14,899	$6,676	$5,604	$5,524
Total non-performing loans as a percentage of loans, net	2.22%	5.38%	5.25%	1.36%	0.77%	1.65%
Total non-performing loans as a percentage of total assets	1.29%	2.86%	2.53%	0.66%	0.39%	0.82%
Total non-performing assets as a percentage of total assets	1.55%	3.26%	2.98%	1.26%	1.09%	1.13%

Source: Offering Prospectus

Conversion Valuation Appraisal Report	Page: 14

The Company’s reserve to loan ratio was 0.89% as of March 31, 2013. The ratio trended upward between September 30, 2008 and September 30, 2011, but declined between September 30, 2011 and September 30, 2012 due to a $2.2 million net charge-off which was only partially offset by additional provision.

Figure 11 - Allowance for Possible Loan and Lease Losses Chart

Source: Offering Prospectus

Conversion Valuation Appraisal Report	Page: 15

Funding Composition

Following two years of deposit growth, the Company experienced a deposit decline of $48.4 million between September 30, 2010 and March 31, 2013. Borrowings declined between September 30, 2008 and March 31, 2013. As of March 31, 2013, the Company had outstanding borrowings of $340 thousand.

Figure 12 - Deposit and Borrowing Trend Chart

Source: Offering Prospectus

Conversion Valuation Appraisal Report	Page: 16

The following chart illustrates the Company’s deposit mix as of March 31, 2013. The two largest components of the deposit mix are certificates of deposit and savings accounts.

Figure 13 - Deposit Mix

Source: Offering Prospectus

Conversion Valuation Appraisal Report	Page: 17

Asset/Liability Management

The following table presents the change in the net portfolio value of the Company at March 31, 2013 that would occur in the event of an immediate change in interest rates, with no effect given to any steps that the Company might take to counteract that change.

Figure 14 – Interest Rate Risk

Change in Interest Rates	Net Portfolio Value			NPV as % of Portfolio Value of Assets
In Basis Points (Rate Shock)	Amount	$ Change	% Change	NPV Ratio	Change
	(Dollars in Thousands)

300	$48,130	$(32,171)	(40.06)%	11.29%	(5.21)%
200	59,451	(20,850)	(25.96)	13.32	(3.18)
100	71,057	(9,244)	(11.51)	15.20	(1.30)
Static	80,301	-	-	16.50	-
(100)	79,887	(414)	(0.52)	16.10	(0.40)
(200)	80,366	65	0.08	15.95	(0.55)
(300)	87,379	7,078	8.81	17.04	0.54

Source: Offering Prospectus

Conversion Valuation Appraisal Report	Page: 18

Net Worth and Capital

At March 31, 2013 the Company had capital in excess of the minimum requirements for all capital ratios.

Figure 15 - Capital analysis

	Historical

	$	%
GAAP Capital	$56,448	11.78%

Core Capital	$55,535	11.47%
Core Capital Requirement	19,363	4.00%
Excess	$36,172	7.47%

Tier 1 Risk based	$55,535	25.06%
Risk-Based Capital Requirement	8,866	4.00%
Excess	$46,669	21.06%

Total Risk-Based Capital	$58,047	26.19%
Risk-Based Capital Requirement	17,732	8.00%
Excess	$40,315	18.19%

Source: Offering Prospectus

Conversion Valuation Appraisal Report	Page: 19

Profitability Trends

Net income has been volatile over the past five years. The Company posted net losses in fiscal 2008 and 2009. The Company has net income of $3.1 million, $112 thousand and $2.6 million for fiscal 2010, 2011, and 2012, respectively.

For the six months ended March 31, 2013 the Company earned $286 thousand, relative to $488 thousand for the six months ended March 31, 2012. The decreased level of earnings for the 2013 period primarily reflected the decrease in net interest income combined with the effects of an increase in the valuation allowance related to a deferred tax asset.

Figure 16 - Net Income Chart

Source: Offering Prospectus

Conversion Valuation Appraisal Report	Page: 20

The net interest spread and margin decreased between the twelve months ended December 31, 2008 and the twelve months ended March 31, 2013. The decline was primarily attributable to the yield on earning assets declining more than the cost of funding.

Figure 17 - Average Yields and Costs

		Six Months Ended March 31,
		2013			2012
	Yield/Rate at March 31, 2013	Average Balance	Interest	Average Yield/ Rate(1)	Average Balance	Interest	Average Yield/ Rate(1)
	(Dollars in Thousands)
Interest-earning assets:
Investment securities	2.50%	$81,182	$1,028	2.53%	$88,556	$1,203	2.72%
Mortgage-backed securities	3.26	64,883	1,178	3.63	89,369	2,019	4.52
Loans receivable	4.52	270,611	6,388	4.72	238,958	6,519	5.46
Other interest-earning assets	0.20	51,035	56	0.22	62,598	55	0.16
Total interest-earning assets	3.52	467,711	8,650	3.70	479,481	9,796	4.09
Non-interest-earning assets		20,085			20,916
Total assets		487,796			500,397
Interest-bearing liabilities:
Savings accounts	0.20	71,314	119	0.33	69,601	224	0.64
Checking and money market accounts	0.33	104,512	181	0.35	104,431	274	0.52
Certificate accounts	1.66	245,528	2,057	1.70	259,583	2,504	1.93
Total deposits	1.08	418,354	2,357	1.13	433,615	3,002	1.38
FHLB advances	-	359	-	0.00	559	2	0.72
Real estate tax escrow accounts	0.20	1,853	2	0.22	1,528	3	0.39
Total interest-bearing liabilities	1.08	420,566	2,359	1.12	435,702	3,007	1.38
Non-interest-bearing liabilities		7,135			6,755
Total liabilities		427,701			442,457
Stockholders' equity		60,095			57,940
Total liabilities and stockholders' equity		487,796			500,397
Net interest-earning assets		$47,145	$6,291		$43,779	$6,789
Net interest income; interest rate spread	2.44%			2.58%			2.71%
Net interest margin				2.69%			2.83%
Average interest-earning assets to average interest-bearing liabilities				111.21%			110.05%

Source: Offering Prospectus

Conversion Valuation Appraisal Report	Page: 21

Spread and margin trended downward between the twelve months ended September 30, 2010 and the twelve month period ended September 30, 2012, as yield on earning assets declined by more than the cost of interest bearing liabilities.

The net interest spread and margin also decreased between the six months ended March 31, 2012 and the six months ended March 31, 2013.

Figure 18 - Spread and Margin Chart

Source: Offering Prospectus

Conversion Valuation Appraisal Report	Page: 22

For the six months ended March 31, 2013 the Company earned $286 thousand, relative to $488 thousand for the six months ended March 31, 2012. The decreased level of earnings for the 2013 period primarily reflected the decrease in net interest income combined with the effects of an increase in the valuation allowance related to a deferred tax asset.

Figure 19 - Income Statement Trends

	Six Months Ended March 31,		Year Ended September 30,
	2013	2012	2012	2011	2010	2009	2008
	(Dollars in Thousands)
Selected Operating Data:
Total interest income	$8,650	$9,796	$18,979	$21,685	$25,109	$27,386	$26,408
Total interest expense	2,359	3,007	5,779	7,097	9,416	12,942	14,654
Net interest income	6,291	6,789	13,200	14,588	15,693	14,444	11,754
Provision for loan losses	-	250	725	4,630	1,110	1,403	1,084
Net interest income after provision for loan losses	6,291	6,539	12,475	9,958	14,583	13,041	10,670
Total non-interest income (charges)	398	306	3,068	938	387	(2,452)	(5,285)
Total non-interest expense	5,866	5,863	11,668	10,996	10,794	11,065	8,753
Income (loss) before income taxes	823	982	3,875	(100)	4,176	(476)	(3,368)
Income tax expense (benefit)	537	494	1,282	(212)	1,046	350	762
Net income (loss)	$286	$488	$2,593	$112	$3,130	$(826)	$(4,130)
Basic earnings (loss) per share	$0.03	$0.05	$0.27	$0.01	$0.33	$(0.08)	$(0.38)
Diluted earnings (loss) per share	$0.03	$0.05	$0.27	$0.01	$0.32	$(0.08)	$(0.38)
Dividends paid per common share	$0.00	$0.00	$0.00	$0.10	$0.20	$0.20	$0.20
Selected Operating Ratios:
Average yield earned on interest-earning assets	3.70%	4.09%	3.96%	4.42%	5.08%	5.64%	5.75%
Average rate paid on interest-bearing liabilities	1.12	1.38	1.33	1.58	2.06	2.95	3.73
Average interest rate spread	2.58	2.71	2.63	2.84	3.02	2.69	2.02
Net interest margin	2.69	2.83	2.76	2.97	3.17	2.97	2.56
Average interest-earning assets to average interest-bearing liabilities	111.21	110.05	110.29	109.41	108.04	110.64	116.77
Net interest income after provision for loan losses to non-interest expense	107.25	111.53	106.92	90.55	135.73	117.86	121.60
Total non-interest expense to total average assets	2.41	2.34	2.33	2.15	2.07	2.17	1.88
Efficiency ratio	87.70	82.64	71.72	70.83	67.13	92.27	135.31
Return on average assets	0.12	0.20	0.52	0.02	0.60	(0.16)	(0.89)
Return on average equity	0.95	1.68	4.43	0.20	5.58	(1.32)	(5.12)
Average equity to average total assets	12.32	11.58	11.71	10.90	10.78	12.28	15.86

Source: Offering Prospectus

Conversion Valuation Appraisal Report	Page: 23

Legal Proceedings

The Company is involved in various legal proceedings occurring in the ordinary course of business. Management of the Company, based on discussions with litigation counsel, does not believe that such proceedings will have a material adverse effect on the financial condition or operations of the Company. There can be no assurance that any of the outstanding legal proceedings to which the Company is a party will not be decided adversely to the Company’s interests and have a material adverse effect on the financial condition and operations of the Company.

Subsidiaries

Existing Prudential Bancorp has only one direct subsidiary: Prudential Savings Bank. Prudential Savings Bank’s sole subsidiary as of March 31, 2013 was PSB Delaware, Inc., a Delaware-chartered corporation established to hold investment securities.

As of March 31, 2013, PSB Delaware, Inc. had assets of $110.6 million primarily consisting of mortgage-backed and investment securities.

Conversion Valuation Appraisal Report	Page: 24

2. Market Area Analysis

The Company’s primary market area is Philadelphia, in particular South Philadelphia and Center City, as well as Delaware County. The Company also conducts business in Bucks, Chester and Montgomery Counties which, along with Delaware County, comprise the suburbs of Philadelphia. The Company also makes loans in contiguous counties in southern New Jersey. This area is referred to as the Delaware Valley region.

Philadelphia is the fifth largest metropolitan region in the United States and home to over 63 colleges and universities. Traditionally, the economy of the Philadelphia metropolitan area was driven by the manufacturing and distribution sectors. Currently, the leading employment sectors in the region are (i) educational and health services; (ii) transportation, trade and utilities services; (iii) professional and business services; and (iv) due to the region’s numerous historic attractions, leisure and hospitality services. The region’s leading employers include Jefferson Health System, the University of Pennsylvania Health System, Merck & Company, Inc. and Comcast Corporation. The Philadelphia metropolitan area has also evolved into one of the major corporate centers in the United States due to its geographic location, access to transportation, significant number of educational facilities to supply technical talent and available land for corporate and industrial development. The Philadelphia metropolitan area is currently home to 13 Fortune 500 companies, including AmerisourceBergen, Comcast, Sunoco, DuPont, Aramark and Lincoln Financial. It is also a major health care area with a number of teaching and research hospitals being operated.

The Philadelphia region is slowly recovering from the effects of the recent economic recession where falling home prices and sharply reduced sales volumes significantly contributed to a recession that officially lasted until June 2009, although the effects continued thereafter. Home prices in the area experienced a modest increase in 2012 and continued to increase in the first quarter of 2013. The unemployment rate for the Philadelphia metropolitan area was 8.0% in March 2013 compared to a Pennsylvania unemployment rate of 7.9% and a national unemployment rate of 7.6% in March 2013.

Conversion Valuation Appraisal Report	Page: 25

The following tables provide deposit and demographic data for the Company’s market area.

Figure 20 – Deposit and Demographic Data for Philadelphia County, PA

Demographic Detail: Philadelphia, PA

	Base 2010	Current 2012	Projected 2017	% Change 2010 - 2012	% Change 2012 - 2017
Total Population (actual)	1,526,006	1,541,189	1,579,664	0.99	2.50
0-14 Age Group (%)	18.51	18.33	18.37	0.00	2.74
15-34 Age Group (%)	33.49	33.51	32.63	1.06	(0.22)
35-54 Age Group (%)	25.31	24.58	23.42	(1.93)	(2.35)
55-69 Age Group (%)	14.02	14.72	15.92	6.04	10.85
70+ Age Group (%)	8.66	8.85	9.66	3.26	11.84
Median Age (actual)	33.60	33.80	34.30	0.60	1.48

Female Population (actual)	806,193	812,362	832,484	0.77	2.48
Male Population (actual)	719,813	728,827	747,180	1.25	2.52

Population Density (#/ sq miles)	11,379.50	11,492.70	11,779.60	0.99	2.50

Diversity Index (actual)	71.70	72.40	74.00	0.98	2.21
Black (%)	43.37	42.36	40.50	(1.35)	(2.00)
Asian (%)	6.32	6.49	7.02	3.77	10.80
White (%)	41.04	41.49	41.87	2.10	3.44
Hispanic (%)	12.29	12.81	14.28	5.21	14.27
Pacific Islander (%)	0.05	0.05	0.05	(5.51)	6.83
American Indian/Alaska Native (%)	0.46	0.43	0.38	(6.13)	(7.45)
Multiple races (%)	2.82	3.01	3.44	7.59	17.37
Other (%)	5.95	6.18	6.73	4.95	11.70

Total Households (actual)	599,736	604,962	621,709	0.87	2.77

Average Household Income ($)	NA	48,841	56,879	NA	16.46
Median Household Income ($)	NA	33,852	40,097	NA	18.45
Per Capita Income ($)	NA	20,095	23,317	NA	16.03

Total Owner Occupied Housing Units (actual)	324,536	311,160	322,717	(4.12)	3.71
Renter Occupied Housing Units (actual)	275,200	293,802	298,992	6.76	1.77
Vacant Occupied Housing Units (actual)	70,435	70,461	66,528	0.04	(5.58)

Source: SNL Securities and ESRI

Conversion Valuation Appraisal Report	Page: 26

Figure 21 – Deposit and Demographic Data for Delaware County, PA

Demographic Detail: Delaware, PA

	Base 2010	Current 2012	Projected 2017	% Change 2010 - 2012	% Change 2012 - 2017
Total Population (actual)	558,979	561,551	565,090	0.46	0.63
0-14 Age Group (%)	18.88	18.69	18.69	(0.57)	0.64
15-34 Age Group (%)	26.89	26.86	26.14	0.35	(2.04)
35-54 Age Group (%)	27.91	27.11	25.65	(2.42)	(4.79)
55-69 Age Group (%)	15.87	16.67	17.97	5.49	8.49
70+ Age Group (%)	10.44	10.67	11.54	2.68	8.83
Median Age (actual)	38.60	39.00	39.40	1.04	1.03

Female Population (actual)	291,130	291,723	293,209	0.20	0.51
Male Population (actual)	267,849	269,828	271,881	0.74	0.76

Population Density (#/ sq miles)	3,040.50	3,054.50	3,073.80	0.46	0.63

Diversity Index (actual)	46.60	47.50	50.50	1.93	6.32
Black (%)	19.73	19.94	20.86	1.55	5.26
Asian (%)	4.70	4.88	5.40	4.32	11.31
White (%)	72.50	71.94	69.97	(0.30)	(2.13)
Hispanic (%)	2.96	3.21	4.03	9.11	26.35
Pacific Islander (%)	0.03	0.03	0.03	0.00	12.41
American Indian/Alaska Native (%)	0.16	0.16	0.21	5.72	25.43
Multiple races (%)	1.96	2.05	2.36	5.10	15.78
Other (%)	0.93	0.99	1.17	6.79	19.28

Total Households (actual)	208,700	209,872	210,985	0.56	0.53

Average Household Income ($)	NA	81,026	94,596	NA	16.75
Median Household Income ($)	NA	58,842	72,076	NA	22.49
Per Capita Income ($)	NA	31,308	36,373	NA	16.18

Total Owner Occupied Housing Units (actual)	147,212	143,799	146,118	(2.32)	1.61
Renter Occupied Housing Units (actual)	61,488	66,073	64,867	7.46	(1.83)
Vacant Occupied Housing Units (actual)	14,202	14,393	15,192	1.34	5.55

 Source: SNL Securities and ESRI

Conversion Valuation Appraisal Report	Page: 27

3.  Comparisons with Publicly Traded Thrifts

Introduction

This section presents an analysis of the Company’s operations against a selected group (“Comparable Group”) of publicly traded thrifts. The Comparable Group was selected based upon similarity of characteristics to the Company. The Comparable Group multiples provide the basis for the valuation of the Company.

Factors that influence the Company’s value such as balance sheet structure and size, profitability, income and expense trends, capital levels, credit risk, and recent operating results can be measured against the Comparable Group. The Comparable Group’s current market pricing, coupled with the appropriate aggregate adjustment for differences between the Company and the Comparable Group, will then be utilized as the basis for the pro forma valuation of the Company’s to-be-issued common stock.

Selection Criteria

The goal of the selection criteria process is to find those institutions with characteristics that most closely match those of the Company. In an ideal world, all of the Comparable Group would contain the exact characteristics of the Company. However, none of the Comparables selected will be exact clones of the Company.

As of the date of this appraisal, there are a total of 219 thrifts that trade on public exchanges. There are 129 traded on the NYSE or NASDAQ. FinPro limited the Comparable Group to institutions whose common stock is listed on a major exchange, (defined as the NYSE, NASDAQ or AMEX) since these companies tend to trade regularly. FinPro believes that thrifts that trade over-the-counter or as pink sheets are inappropriate for the Comparable Group, due to irregular trading activity and wide bid/ask spreads, which may skew the trading value and make trading multiples less reliable as an indicator of value.

Institutions that were structured as Mutual Holding Companies (MHC’s) were eliminated. 18 institutions were eliminated due to the MHC structure, leaving 111 remaining institutions.

An institution was eliminated if total assets were below $300 million or above $1.1 billion. 59 institutions were eliminated due to their size.

Conversion Valuation Appraisal Report	Page: 28

Institutions outside of the Mid-Atlantic region were eliminated. 38 institutions were eliminated due to being outside the target region.

After narrowing the list down for the size range, 14 institutions remained. Two institutions were eliminated as their IPO date was within the past year. One institution was removed due to the institution serving a specific ethnic niche. One institution was eliminated due to very significant asset quality issues.

The remaining 10 institutions were deemed acceptable Comparables.

It is important to note that none of the Comparables will be identical clones of the Company and as such subjective adjustments will have to be made. A variance to the Comparable median was established for each data field.

Figure 22 - Comparable Group

		Corporate

					Number
					of	Establish	TARP	SBLF
Ticker	Short Name	Exchange	City	State	Offices	Date	Status	Status
	Comparable Thrift Consolidated Data
ALLB	Alliance Bancorp, Inc. of Pennsylvania	NASDAQ	Broomall	PA	8	01/30/2007	No	No
CBNJ	Cape Bancorp, Inc.	NASDAQ	Cape May Court House	NJ	16	01/31/2008	No	No
COBK	Colonial Financial Services, Inc.	NASDAQ	Vineland	NJ	9	01/02/2003	No	No
FFCO	FedFirst Financial Corporation	NASDAQ	Monessen	PA	7	01/21/1999	No	No
FXCB	Fox Chase Bancorp, Inc.	NASDAQ	Hatboro	PA	11	09/29/2006	No	No
OBAF	OBA Financial Services, Inc.	NASDAQ	Germantown	MD	7	01/21/2010	No	No
OSHC	Ocean Shore Holding Co.	NASDAQ	Ocean City	NJ	12	04/22/1998	No	No
ONFC	Oneida Financial Corp.	NASDAQ	Oneida	NY	13	12/30/1998	No	No
STND	Standard Financial Corp.	NASDAQ	Monroeville	PA	12	10/07/2010	No	No
THRD	TF Financial Corporation	NASDAQ	Newtown	PA	14	07/13/1994	Approved	No

Conversion Valuation Appraisal Report	Page: 29

Overview of the Comparables

The members of the Comparable Group were reviewed against the Company to ensure comparability based upon the following criteria:

1.	Asset size

2.	Profitability

3.	Capital Level

4.	Balance Sheet Mix

5.	Operating Strategy

6.	Date of conversion

1. Asset Size                Ideally, the Comparable Group should have a similar asset size to the Company. The Comparable Group ranged in size from $313.6 million to $1.1 billion in total assets with a median of $674.6 million. The Company’s asset size was $479.1 million as of March 31, 2013. At the pro forma midpoint of the offering range, the Company is expected to have assets of $531.6 million.

2. Profitability           The Comparable Group had a median core ROAA of 0.51% and a median ROAE of 2.89% for the last twelve months. The Company had a core ROAA of 0.21% and a core ROAE of 1.76% for the twelve months ended March 31, 2013. On a pro forma basis, the Company’s core ROAA and core ROAE are 0.11% and 1.74%, respectively.

3. Capital Level         The Comparable Group had a median tangible equity to tangible assets ratio of 14.25% with a high of 19.47% and a low of 9.61%. At March 31, 2013, the Company had a tangible equity to tangible assets ratio of 12.56%. On a pro forma basis, at the midpoint, the Company would have a tangible equity to tangible assets ratio of 21.20%.

4. Balance Sheet Mix   At March 31, 2013, the Company had a gross loan to asset ratio of 58.60%. The median loan to asset ratio for the Comparables was 66.81%, ranging from a low of 44.54% to a high of 81.39%. On the liability side, the Company’s deposit to asset ratio was 86.85% at March 31, 2013 while the Comparable median was 76.04%, ranging from 64.21% to 87.64%. The Company’s borrowing to asset ratio of 0.07% is well below the Comparable median of 7.47%.

5. Operating Strategy   An institution’s operating characteristics are important because they determine future performance. Operational strategy also affects expected rates of return and investors’ general perception of the quality, risk and attractiveness of a given company. Specific operating characteristics include profitability, balance sheet growth, asset quality, capitalization and non-financial factors such as management strategies and lines of business.

6. Date of Conversion   Recent conversions, those completed on or after June 6, 2013, were excluded since the earnings of a newly converted institution do not reflect the reinvestment of conversion proceeds. Additionally, new issues tend to trade at a discount to the market averages.

Conversion Valuation Appraisal Report	Page: 30

The following table represents key financial indicators for the Company and the Comparable Group.

Figure 23 - Key Financial Indicators

	The Bank at or for	Comparable Group
	the Twelve Months	Median Last Twelve
	Ended 3/31/13	Months
Balance Sheet Data
Securities to Assets	31.80	15.65
Gross Loans to Assets	58.60	66.81
Deposits to Assets	86.85	76.04
Gross Loans to Deposits	67.47	90.40
Borrowed Funds to Assets	0.07	7.47
Balance Sheet Growth
Asset Growth Rate	(4.14)	(1.18)
Loan Growth Rate	16.36	1.99
Deposit Growth Rate	(5.08)	1.71
Capital
Equity to Assets	12.56	15.59
Tangible Equity to Tangible Assets	12.56	14.25
Tangible Common Equity to Tangible Assets	12.56	14.25
Asset Quality
Texas Ratio	11.86	13.02
Nonaccrual Loans to Loans	2.20	1.45
Non-Performing Loans to Loans	2.20	2.44
Non-Performing Assets to Assets	1.55	1.91
Reserves to Non-Performing Loans	40.66	57.32
Reserves to Loans	0.89	1.29
NCOs to Avg. Loans	0.39	0.33
Profitability
Return on Average Assets	0.48	0.54
Return on Average Equity	4.01	3.32
Core Return on Average Assets	0.21	0.51
Core Return on Average Equity	1.76	2.89
Income Statement
Yield on Average Earning Assets	3.75	4.24
Net Interest Margin	2.67	3.31
Noninterest Income to Average Assets	0.22	0.47
Noninterest Expense to Average Assets	2.37	2.57
Efficiency Ratio	78.39	69.63

Source:    The Company’s Offering Circular, FinPro calculations and SNL Securities

Conversion Valuation Appraisal Report	Page: 31

4.  Market Value Determination

Market Value Adjustments

The estimated pro forma market value of the Company, along with certain adjustments to its value relative to market values for the Comparable Group are delineated in this section. The adjustments are made from potential investors’ viewpoint and are adjustments necessary when comparing the Company to the Comparable Group. The adjustment factors are subjectively assessed using the appraiser’s knowledge and expertise and an aggregate adjustment is determined. Potential investors include depositors holding subscription rights and unrelated parties who may purchase stock in the community offering and who are assumed to be aware of all relevant and necessary facts as they pertain to the value of the Company relative to other publicly traded thrift institutions and relative to alternative investment opportunities.

There are numerous criteria on which the market value adjustments are based. The major criteria utilized for purposes of this report include:

Adjustments Relative to the Comparable Group:

•	Financial Condition

•	Balance Sheet Growth

•	Earnings Quality, Predictability and Growth

•	Market Area

•	Cash Dividends

•	Liquidity of the Issue

•	Recent Regulatory Matters

Adjustments for Other Factors:

•	Management

•	Subscription Interest

To ascertain the market value of the Company, the median trading multiple values for the Comparable Group are utilized as the starting point. The adjustment, up or down, to the Comparable Group median multiple values is made based on the comparison of the Company to the Comparable Group.

Conversion Valuation Appraisal Report	Page: 32

Financial Condition

The balance sheet strength of an institution is an important market value determinant, as the investment community considers such factors as cash liquidity, capitalization, asset composition, funding mix, intangible levels and interest rate risk in assessing the attractiveness of investing in the common stock of a thrift. The following figures summarize the key financial elements of the Company measured against the Comparable Group.

Figure 24 - Key Balance Sheet Data

		Key Financial Data for the Most Recent Period End
					Gross		Gross
		Total	Cash/	Securities/	Loans/	Deposits/	Loans/	Debt/
		Assets	Assets	Assets	Assets	Assets	Deposits	Assets
Ticker	Short Name	($000)	(%)	(%)	(%)	(%)	(%)	(%)
	Comparable Thrift Consolidated Data
ALLB	Alliance Bancorp, Inc. of Pennsylvania	457,401	23.94	9.71	61.54	80.58	76.37	0.63
CBNJ	Cape Bancorp, Inc.	1,033,221	2.89	17.01	70.68	75.34	93.82	9.48
COBK	Colonial Financial Services, Inc.	633,217	1.04	46.29	47.62	87.64	54.34	1.34
FFCO	FedFirst Financial Corporation	313,562	1.54	12.68	81.39	69.90	116.43	12.08
FXCB	Fox Chase Bancorp, Inc.	1,085,340	0.54	32.30	63.49	64.21	98.87	18.40
OBAF	OBA Financial Services, Inc.	386,095	3.68	11.44	77.96	72.49	107.55	7.37
OSHC	Ocean Shore Holding Co.	1,053,872	14.57	12.89	67.70	76.73	88.23	11.91
ONFC	Oneida Financial Corp.	719,687	7.49	36.69	44.54	84.48	52.72	0.14
STND	Standard Financial Corp.	436,302	3.16	24.65	65.92	74.52	88.46	7.30
THRD	TF Financial Corporation	716,002	6.80	14.29	73.68	79.79	92.33	7.56
	Maximum	1,085,340	23.94	46.29	81.39	87.64	116.43	18.40
	Minimum	313,562	0.54	9.71	44.54	64.21	52.72	0.14
	Average	683,470	6.57	21.80	65.45	76.57	86.91	7.62
	Median	674,610	3.42	15.65	66.81	76.04	90.40	7.47

PBIP	Prudential Bancorp, Inc. of Pennsylvania (in MHC form)	479,103	7.02	31.80	58.60	86.85	67.47	0.07

	Variance to the Comparable Median	(195,507)	3.60	16.15	(8.21)	10.81	(22.93)	(7.40)

Sources: SNL and Offering Circular Data, FinPro Computations

Asset Size – The Company’s assets, at $479.1 million, are below the Comparable Group median of $674.6 million. At the pro forma midpoint of the offering range, the Company is expected to have assets of $531.6 million.

Asset Composition - The Company’s loans to assets ratio of 58.60% is below the Comparable Group median of 66.81%. The Company has a higher level of cash and securities as a percentage of assets.

Funding Mix – The Company funds itself through deposits, 86.85% of assets. The Company borrowings are minimal. The Comparable Group has a deposits to assets ratio of 76.04% and a borrowing to asset ratio of 7.47%.

Cash Liquidity - The cash liquidity of the Company and the Comparable Group appear to be sufficient to meet funding requirements and regulatory guidelines.

Conversion Valuation Appraisal Report	Page: 33

Interest Rate Risk - The Company’s interest rate risk position is illustrated on page 17. The pro forma increase in capital is expected to reduce the institution’s interest rate risk. No similar data is available for many of the members of the Comparable Group.

Figure 25 - Capital Data

		Capital for the Most Recent Period End
			Tang	Tang Common
		Equity/	Equity/	Equity/
		Assets	Tang Assets	Tang Assets
Ticker	Short Name	(%)	(%)	(%)
	Comparable Thrift Consolidated Data
ALLB	Alliance Bancorp, Inc. of Pennsylvania	17.42	17.42	17.42
CBNJ	Cape Bancorp, Inc.	14.65	12.72	12.72
COBK	Colonial Financial Services, Inc.	10.74	10.74	10.74
FFCO	FedFirst Financial Corporation	17.20	16.90	16.87
FXCB	Fox Chase Bancorp, Inc.	16.53	16.53	16.53
OBAF	OBA Financial Services, Inc.	19.47	19.47	19.47
OSHC	Ocean Shore Holding Co.	10.06	9.61	9.61
ONFC	Oneida Financial Corp.	13.05	9.67	9.66
STND	Standard Financial Corp.	17.55	15.77	15.77
THRD	TF Financial Corporation	11.65	11.11	11.11
	Maximum	19.47	19.47	19.47
	Minimum	10.06	9.61	9.61
	Average	14.83	13.99	13.99
	Median	15.59	14.25	14.25

PBIP	Prudential Bancorp, Inc. of Pennsylvania (in MHC form)	12.56	12.56	12.56

	Variance to the Comparable Median	(3.03)	(1.69)	(1.69)

Sources: SNL and Offering Circular Data, FinPro Computations

Capitalization - The Comparable Group’s median tangible equity to tangible assets ratio of 14.25% is above the Company’s ratio of 12.56%. The Company’s pro forma tangible equity to assets ratio is projected to be 21.20% at the midpoint of the valuation range.

Conversion Valuation Appraisal Report	Page: 34

The following table provides a comparison of the Company’s loan mix relative to the Comparable Group’s loan mix as reported in each institution’s bank level regulatory CALL Report.

Figure 26 – Bank Level Loan Mix

	Bank Level Loan Mix Data for the Most Recent Period End
	Const &	Cl-end 1-4	Rev 1-4	Multifamily	Comm RE
	Land Dev Lns	Fam Lns	Fam Loans	(5+) Loans	(Nonfarm/NonRes)/	C&I Loans/	Consumer Loans/
	Loans	Loans	Loans	Loans	Loans	Loans	Loans
Short Name	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Comparable Thrift Bank Level Data
Alliance Bank	4.84	43.37	1.53	6.03	39.28	3.13	1.83
Cape Bank	1.46	38.93	3.80	2.98	43.89	8.71	0.16
Colonial Bank, FSB	2.55	56.64	1.75	0.31	30.19	7.49	0.38
First Federal Savings Bank	2.89	65.42	0.98	3.34	20.36	3.99	0.66
Fox Chase Bank	1.71	30.64	1.47	2.05	42.72	18.25	0.03
OBA Bank	4.62	28.86	8.93	2.04	41.92	13.63	-
Ocean City Home Bank	3.23	78.90	4.58	0.62	11.42	1.16	0.09
Oneida Savings Bank	2.98	40.65	8.22	3.45	20.44	15.19	8.79
Standard Bank, PaSB	0.88	68.27	3.74	3.59	18.16	3.84	0.68
3rd Fed Bank	2.15	68.88	3.70	3.37	20.58	0.98	0.34
Maximum	4.84	78.90	8.93	6.03	43.89	18.25	8.79
Minimum	0.88	28.86	0.98	0.31	11.42	0.98	-
Average	2.73	52.06	3.87	2.78	28.90	7.64	1.30
Median	2.72	50.01	3.72	3.16	25.39	5.74	0.36

Prudential Savings Bank	4.60	82.92	3.80	1.69	6.62	0.21	0.15

Variance to the Comparable Median	1.88	32.91	0.08	(1.47)	(18.77)	(5.53)	(0.21)

Sources: SNL Data, FinPro Computations

Loan Mix - The Company’s loan mix is concentrated in 1-4 family mortgages at 82.92% of the portfolio, relative to 50.01% for the Comparable Group. The Comparable Group has a higher percentage of commercial real estate loans, 25.39%, and commercial and industrial loans, 5.74%, relative to the Company’s portfolio mix.

Conversion Valuation Appraisal Report	Page: 35

The following table provides a comparison of the Company’s deposit mix relative to the Comparable Group’s deposit mix as reported in each institution’s bank level regulatory CALL Report.

Figure 27 – Bank Level Deposit Mix

	Key Financial Data for the Most Recent Period End
		NOW &	MMDA &	Jumbo	Retail	Total	Brokered
	Demand Dep/	Oth Trans Accts/	Savings/	Time Deposit/	Time Deposits/	Time Deposits/	Deposits/
	Deposits	Deposits	Deposits	Deposits	Deposits	Deposits	Deposits
Short Name	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Comparable Thrift Bank Level Data
Alliance Bank	5.25	14.85	21.60	1.40	56.91	58.31	-
Cape Bank	3.46	2.66	64.50	3.79	25.59	29.37	2.67
Colonial Bank, FSB	2.19	4.63	63.12	1.20	28.87	30.07	-
First Federal Savings Bank	14.85	8.71	36.07	4.03	36.34	40.37	-
Fox Chase Bank	7.15	0.43	48.32	0.89	43.21	44.10	9.45
OBA Bank	13.11	28.50	34.15	9.17	15.07	24.24	6.84
Ocean City Home Bank	4.69	4.91	64.85	2.19	23.36	25.55	-
Oneida Savings Bank	3.63	3.05	70.55	3.42	19.35	22.77	0.60
Standard Bank, PaSB	9.93	12.67	36.24	1.96	39.20	41.16	-
3rd Fed Bank	2.61	2.74	65.19	0.78	28.68	29.46	-
Maximum	14.85	28.50	70.55	9.17	56.91	58.31	9.45
Minimum	2.19	0.43	21.60	0.78	15.07	22.77	-
Average	6.69	8.32	50.46	2.88	31.66	34.54	1.96
Median	4.97	4.77	55.72	2.08	28.78	29.77	-

Prudential Savings Bank	0.77	8.52	34.13	3.90	52.68	56.58	-

Variance to the Comparable Median	(4.20)	3.75	(21.59)	1.82	23.90	26.81	-

Sources: SNL Data, FinPro Computations

Deposit Mix - The Company’s deposit portfolio has a higher percentage of time deposits, at 56.58% of the mix, relative to the Comparable Group median at 29.77% of the mix. The Company has a lower level of demand deposits and MMDA/savings relative to the Comparable Group median.

Conversion Valuation Appraisal Report	Page: 36

The asset quality of an institution is an important determinant of market value. The investment community considers levels of nonperforming loans, Real Estate Owned (“REO”) and levels of Allowance for Loan and Lease Losses (“ALLL”) in assessing the attractiveness of investing in the common stock of an institution.

Figure 28 - Asset Quality Table

		Asset Quality for the Most Recent Period End
			Nonaccrl
		Texas	Loans/	NPLs/	NPAs/	Reserves/	Reserves/	NCOs/
		Ratio	Loans	Loans	Assets	NPLs	Loans	Avg Loans
Ticker	Short Name	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	Comparable Thrift Consolidated Data
ALLB	Alliance Bancorp, Inc. of Pennsylvania	NA	1.44	NA	NA	NA	1.61	0.07
CBNJ	Cape Bancorp, Inc.	20.96	2.41	2.96	2.69	44.66	1.32	0.92
COBK	Colonial Financial Services, Inc.	51.28	5.22	10.48	5.84	12.91	1.35	1.38
FFCO	FedFirst Financial Corporation	6.97	0.77	1.42	1.23	79.09	1.12	0.16
FXCB	Fox Chase Bancorp, Inc.	16.66	1.84	2.94	2.93	57.32	1.68	0.38
OBAF	OBA Financial Services, Inc.	9.38	1.45	2.44	1.91	45.54	1.11	0.02
OSHC	Ocean Shore Holding Co.	NA	0.76	1.00	0.77	58.34	0.58	0.10
ONFC	Oneida Financial Corp.	NA	0.21	NA	NA	NA	0.89	0.28
STND	Standard Financial Corp.	5.59	0.95	0.95	0.91	145.76	1.39	0.42
THRD	TF Financial Corporation	NA	1.45	NA	NA	NA	1.26	0.51
	Maximum	51.28	5.22	10.48	5.84	145.76	1.68	1.38
	Minimum	5.59	0.21	0.95	0.77	12.91	0.58	0.02
	Average	18.47	1.65	3.17	2.33	63.37	1.23	0.42
	Median	13.02	1.45	2.44	1.91	57.32	1.29	0.33

PBIP	Prudential Bancorp, Inc. of Pennsylvania (in MHC form)	11.86	2.20	2.20	1.55	40.66	0.89	0.39

	Variance to the Comparable Median	(1.16)	0.75	(0.24)	(0.36)	(16.66)	(0.40)	0.06

Sources: SNL and Offering Circular Data, FinPro Computations

The Company’s NPA to asset ratio of 1.55% was below the Comparable Group NPA to asset ratio of 1.91%. The Company’s nonaccrual loan to loan ratio was higher than the Comparable Group median. The Company’s reserve level, 0.89% to total loans, was below the Comparable median of 1.29% of loans. The Company’s level of reserves to NPLs, at 40.66%, is below the Comparable Group median of 57.32%. The Company’s net charge offs for the trailing twelve months were modestly above the Comparable Group median.

Conversion Valuation Appraisal Report	Page: 37

Positive	Neutral	Negative

Higher Pro forma Capital	Similar NCOs	Higher Nonaccruals

Lower Borrowings to Assets		Lower ALLL to NPLs

Higher Deposits		Lower ALLL to loans

Lower NPAs		Lower Loan to assets

Lower NPAs		Smaller asset base

Less Favorable Deposit Mix

1-4 Family Loan Concentration

The Company’s asset mix is weaker than the Comparable Group’s mix. The Company has a higher level of deposits and lower level of borrowings as a percentage of assets relative to the Comparable Group. The Company’s loan portfolio is less diverse than the Comparable Group. The Company’s deposit mix is less favorable than the Comparable Group due to the higher reliance on time deposits and the lower level of demand deposits. The Company has lower tangible capital levels, but at the midpoint of the range will have higher tangible capital levels after the conversion. The Company has a higher level of nonaccrual loans, but a lower level of NPAs. The Company has a lower level of reserves as a percentage of loans and NPLs relative to the Comparable levels. Taken collectively, a moderate downward adjustment is warranted for financial condition.

Conversion Valuation Appraisal Report	Page: 38

Balance Sheet Growth

The Company’s assets and deposits have declined over the previous twelve months. The Company has experienced asset and deposit declines since September 30, 2010. The Comparable Group has experienced deposit growth. The Company’s loan growth has been much stronger than the Comparable Group.

The additional capital raised as part of the offering will provide the Company with additional capital to grow its balance sheet.

Figure 29 - Balance Sheet Growth Data

		Growth

		Asset	Loan	Deposit
		LTM	LTM	LTM
Ticker	Short Name	(%)	(%)	(%)
	Comparable Thrift Consolidated Data
ALLB	Alliance Bancorp, Inc. of Pennsylvania	(5.48)	0.16	(5.89)
CBNJ	Cape Bancorp, Inc.	(2.44)	0.06	1.80
COBK	Colonial Financial Services, Inc.	(0.90)	1.48	(1.59)
FFCO	FedFirst Financial Corporation	(8.61)	2.50	(5.55)
FXCB	Fox Chase Bancorp, Inc.	7.67	4.90	4.48
OBAF	OBA Financial Services, Inc.	(1.46)	5.66	8.50
OSHC	Ocean Shore Holding Co.	5.10	(0.75)	6.57
ONFC	Oneida Financial Corp.	2.85	11.20	3.32
STND	Standard Financial Corp.	(2.89)	(3.14)	(1.74)
THRD	TF Financial Corporation	3.26	6.04	1.62
	Maximum	7.67	11.20	8.50
	Minimum	(8.61)	(3.14)	(5.89)
	Average	(0.29)	2.81	1.15
	Median	(1.18)	1.99	1.71

PBIP	Prudential Bancorp, Inc. of Pennsylvania (in MHC form)	(4.14)	16.36	(5.08)

	Variance to the Comparable Median	(2.96)	14.37	(6.79)

Sources: SNL and Offering Circular Data, FinPro Computations

Positive	Neutral	Negative

Higher Loan Growth		Assets and Deposits are declining

A modest downward adjustment was applied.

Conversion Valuation Appraisal Report	Page: 39

Earnings Quality, Predictability and Growth

The earnings quality, predictability and growth are critical components in the establishment of market values for thrifts. Thrift earnings are primarily a function of:

•	net interest income

•	loan loss provision

•	non-interest income

•	non-interest expense

The quality and predictability of earnings is dependent on both internal and external factors. Some internal factors include the mix of the balance sheet, the interest rate sensitivity of the balance sheet, the asset quality, and the infrastructure in place to deliver the assets and liabilities to the public. External factors include the competitive market for both assets and liabilities, the global interest rate scenario, local economic factors and regulatory issues.

Investors are focusing on earnings sustainability as interest rate volatility has caused a wide variation in income levels. With the intense competition for both assets and deposits, banks cannot easily replace lost spread and margin with balance sheet growth.

Each of these factors can influence the earnings of an institution, and each of these factors is volatile. Investors prefer stability and consistency. As such, solid, consistent earnings are preferred to high but risky earnings. Investors also prefer earnings to be diversified and not entirely dependent on interest income.

Conversion Valuation Appraisal Report	Page: 40

Net income has been volatile over the past five years. The Company posted net losses in fiscal 2008 and 2009. The Company has net income of $3.1 million, $112 thousand and $2.6 million for fiscal 2010, 2011, and 2012, respectively.

For the six months ended March 31, 2013 the Company earned $286 thousand, relative to $488 thousand for the six months ended March 31, 2012. The decreased level of earnings for the 2013 period primarily reflected the decrease in net interest income combined with the effects of an increase in the valuation allowance related to a deferred tax asset.

Figure 30 - Net Income Chart

Source: Offering Prospectus

Conversion Valuation Appraisal Report	Page: 41

The Company’s core ROAA and core ROAE are below the Comparable Group medians. The Company’s higher capitalization and benefit plan expenses following the offering are expected to reduce return on equity for the near term. On a pro forma basis at the midpoint of the range, the Company’s core ROAA and core ROAE are 0.11% and 1.76%, respectively.

Figure 31 - Profitability Data

		LTM Profitability
				Core	Core
		Return on	Return on	Return on	Return on
		Avg Assets	Avg Equity	Avg Assets	Avg Equity
Ticker	Short Name	(%)	(%)	(%)	(%)
	Comparable Thrift Consolidated Data
ALLB	Alliance Bancorp, Inc. of Pennsylvania	0.52	3.01	0.41	2.37
CBNJ	Cape Bancorp, Inc.	0.44	3.02	0.34	2.39
COBK	Colonial Financial Services, Inc.	(0.24)	(2.15)	(0.25)	(2.29)
FFCO	FedFirst Financial Corporation	0.81	4.62	0.81	4.66
FXCB	Fox Chase Bancorp, Inc.	0.55	3.11	0.51	2.89
OBAF	OBA Financial Services, Inc.	0.25	1.28	0.25	1.28
OSHC	Ocean Shore Holding Co.	0.46	4.59	NA	NA
ONFC	Oneida Financial Corp.	0.84	6.26	1.02	7.62
STND	Standard Financial Corp.	0.64	3.54	0.66	3.66
THRD	TF Financial Corporation	0.78	6.65	0.78	6.59
	Maximum	0.84	6.65	1.02	7.62
	Minimum	(0.24)	(2.15)	(0.25)	(2.29)
	Average	0.51	3.39	0.50	3.24
	Median	0.54	3.32	0.51	2.89

PBIP	Prudential Bancorp, Inc. of Pennsylvania (in MHC form)	0.48	4.01	0.21	1.76

	Variance to the Comparable Median	(0.06)	0.69	(0.30)	(1.13)

Sources: SNL and Offering Circular Data, FinPro Computations

Conversion Valuation Appraisal Report	Page: 42

Figure 32 - Income Statement Data

		LTM Income Statement
		Yield on	Cost of	Net	Net	Noninterest	Noninterest
		Ave Earn	Int Bear	Interest	Interest	Income/	Expense/	Efficiency
		Assets	Liabilities	Spread	Margin	Avg Assets	Avg Assets	Ratio
Ticker	Short Name	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	Comparable Thrift Consolidated Data
ALLB	Alliance Bancorp, Inc. of Pennsylvania	3.86	NA	NA	3.18	0.17	2.48	78.30
CBNJ	Cape Bancorp, Inc.	4.58	0.90	3.68	3.81	0.55	2.99	69.32
COBK	Colonial Financial Services, Inc.	3.46	NA	NA	2.61	0.27	2.35	74.17
FFCO	FedFirst Financial Corporation	4.42	NA	NA	3.35	1.18	3.07	69.67
FXCB	Fox Chase Bancorp, Inc.	4.07	1.24	2.83	3.16	0.28	2.33	63.29
OBAF	OBA Financial Services, Inc.	4.44	NA	NA	3.74	0.21	3.01	82.75
OSHC	Ocean Shore Holding Co.	4.49	1.16	3.33	3.28	0.39	2.02	69.60
ONFC	Oneida Financial Corp.	3.86	0.59	3.26	3.35	4.12	5.53	78.10
STND	Standard Financial Corp.	4.04	NA	NA	3.04	0.59	2.32	66.84
THRD	TF Financial Corporation	4.56	NA	NA	3.88	0.54	2.65	61.13
	Maximum	4.58	1.24	3.68	3.88	4.12	5.53	82.75
	Minimum	3.46	0.59	2.83	2.61	0.17	2.02	61.13
	Average	4.18	0.97	3.28	3.34	0.83	2.87	71.32
	Median	4.24	1.03	3.30	3.31	0.47	2.57	69.63

PBIP	Prudential Bancorp, Inc. of Pennsylvania (in MHC form)	3.75	NA	NA	2.67	0.22	2.37	78.39

	Variance to the Comparable Median	(0.49)	#VALUE!	#VALUE!	(0.64)	(0.25)	(0.20)	8.76

Sources: SNL and Offering Circular Data, FinPro Computations

The Company has a 64 basis point disadvantage in net margin and 25 basis point disadvantage in noninterest income as a percentage of average assets relative to the Comparable Group. These disadvantages were partially offset by a 20 basis point advantage in noninterest expense as a percentage of average assets.

The Company’s efficiency ratio of 78.39% is above the Comparable median of 69.63%.

On a forward looking basis, after the conversion the Company’s operating expenses are expected to rise as a result of the stock benefit plans and additional costs of being a public company. At the same time, the Company will have additional capital to deploy and leverage.

Conversion Valuation Appraisal Report	Page: 43

Positive	Neutral	Negative

Lower Noninterest Expense		Lower Core ROAA and Lower Core ROAE

Lower Noninterest Income

Lower Margin

The Company’s profitability is below the Comparables on an ROAA and ROAE basis. The Company’s earnings composition is mixed compared to the Comparable Group as the Company has a lower margin and lower noninterest income, but lower noninterest expense. The Company’s historical earnings have been improving, but remain volatile. Taken collectively, a downward adjustment is warranted for this factor.

Conversion Valuation Appraisal Report	Page: 44

Market area

The market area that an institution serves has a significant impact on value, as future success is interrelated with the economic, demographic and competitive aspects of the market. The location of an institution will have an impact on the trading value of an institution, as many analysts compare the pricing of institutions relative to a state or regional multiples in investor presentations.

The following figure compares the demographic and competitive data for the counties serviced by the Company, to the county data of the Comparable Group members.

Figure 33 – Market Area Data

		Demographic Data
		Annl Chg in	Proj. Annl Chg	Median	Proj Median	Annl Chng in
		Population	in Population	2012 HH	2017 HH	Med HH Income
		2010-2012	2012-2017	Income	Income	2012-2017
Ticker	Short Name	(%)	(%)	($)	($)	(%)
	Comparable Thrift Consolidated Data
ALLB	Alliance Bancorp, Inc. of Pennsylvania	0.22	0.15	59,693	72,812	4.07
CBNJ	Cape Bancorp, Inc.	(0.03)	(0.14)	55,051	65,185	3.44
COBK	Colonial Financial Services, Inc.	0.20	0.41	53,525	61,543	2.82
FFCO	FedFirst Financial Corporation	0.35	0.09	45,301	53,650	3.46
FXCB	Fox Chase Bancorp, Inc.	0.36	0.36	60,007	69,177	2.99
OBAF	OBA Financial Services, Inc.	0.78	1.07	93,583	103,376	2.02
OSHC	Ocean Shore Holding Co.	(0.08)	(0.08)	55,033	65,107	3.42
ONFC	Oneida Financial Corp.	0.42	0.19	50,983	59,277	3.07
STND	Standard Financial Corp.	0.23	0.01	44,487	52,391	3.28
THRD	TF Financial Corporation	0.29	0.27	59,297	68,574	3.05
	Maximum	0.78	1.07	93,583	103,376	4.07
	Minimum	(0.08)	(0.14)	44,487	52,391	2.02
	Average	0.28	0.23	57,696	67,109	3.16
	Median	0.26	0.17	55,042	65,146	3.17

PBIP	Prudential Bancorp, Inc. of Pennsylvania (in MHC form)	0.42	0.46	36,298	43,227	3.51

	Variance to the Comparable Median	0.16	0.29	(18,744)	(21,919)	0.34

Sources: SNL Securities

The Company’s market area has experienced and is expected to continue to experience higher population growth relative to the Comparable Group median. The Company operates in urban Philadelphia. Some of the Comparables also operate in the Philadelphia market area, however, others are located in seasonal communities and rural markets. The median household income in the Company’s market area is considerably below the peer median due to the Company’s urban markets. Median household income growth is projected to be higher in the Company’s market area.

Due to the various strengths and weaknesses of the Company’s market area, no adjustment was applied.

Conversion Valuation Appraisal Report	Page: 45

Cash Dividends

The industry has typically not disclosed dividend policies concurrent with conversion. Recently, a number of financial institutions have cut dividend rates in an effort to conserve capital.

Figure 34 - Dividend Data

		Dividends
		Quarterly	LTM	LTM Dividend	Current
		Dividend	Dividend	Payout	Dividend
		Per Share	Per Share	Ratio	Yield
Ticker	Short Name	($)	($)	(%)	(%)
	Comparable Thrift Consolidated Data
ALLB	Alliance Bancorp, Inc. of Pennsylvania	0.05	0.20	43.48	1.48
CBNJ	Cape Bancorp, Inc.	0.05	0.10	27.78	2.17
COBK	Colonial Financial Services, Inc.	-	-	NM	NA
FFCO	FedFirst Financial Corporation	0.04	0.41	42.71	1.32
FXCB	Fox Chase Bancorp, Inc.	0.06	0.22	44.90	1.42
OBAF	OBA Financial Services, Inc.	-	-	-	NA
OSHC	Ocean Shore Holding Co.	0.06	0.24	32.88	1.75
ONFC	Oneida Financial Corp.	0.12	0.48	57.83	3.57
STND	Standard Financial Corp.	0.05	0.18	20.00	0.98
THRD	TF Financial Corporation	0.05	0.20	10.00	0.80
	Maximum	0.12	0.48	57.83	3.57
	Minimum	-	-	-	0.80
	Average	0.05	0.20	31.06	1.69
	Median	0.05	0.20	32.88	1.45

PBIP	Prudential Bancorp, Inc. of Pennsylvania (in MHC form)	-	-	-	-

	Variance to the Comparable Median	NA	NA	NA	NA

Sources: SNL and Offering Circular Data, FinPro Computations

All but two of the Comparable institutions had declared cash dividends. The median dividend payout ratio for the Comparable Group was 32.88%, ranging from a high of 57.83% to a low of 0.00%. The Company, on a pro forma basis at the mid point of the value range will have a tangible equity to tangible assets ratio of 21.20%. The Company will have adequate capital and profits to pay cash dividends, but may not have sufficient earnings.

As such, no adjustment is warranted for this factor. The earnings adjustment was made previously.

Conversion Valuation Appraisal Report	Page: 46

Liquidity of the Issue

The Comparable Group is by definition composed only of companies that trade in the public markets with all of the Comparables trading on NASDAQ. Typically, the number of shares outstanding and the market capitalization provides an indication of how much liquidity there will be in a given stock. The actual liquidity can be measured by volume traded over a given period of time.

Figure 35 - Market Capitalization Data

		Trading Liquidity
			Avg Weekly	Avg Weekly	Avg Daily	Avg Daily
		Market	Vol/Shares Out	Vol/Shares Out	Vol	Vol
		Value	3 Months	12 Months	3 Months	12 Months
Ticker	Short Name	($M)	(%)	(%)	(shares)	(shares)
	Comparable Thrift Consolidated Data
ALLB	Alliance Bancorp, Inc. of Pennsylvania	69.58	0.18	0.30	1,816	3,118
CBNJ	Cape Bancorp, Inc.	122.92	0.80	0.72	21,443	19,239
COBK	Colonial Financial Services, Inc.	53.48	0.33	0.42	2,531	3,256
FFCO	FedFirst Financial Corporation	45.82	0.35	0.65	1,781	3,253
FXCB	Fox Chase Bancorp, Inc.	205.37	0.92	1.03	22,467	25,187
OBAF	OBA Financial Services, Inc.	76.01	0.44	0.51	3,608	4,256
OSHC	Ocean Shore Holding Co.	95.35	0.28	0.45	3,842	6,331
ONFC	Oneida Financial Corp.	94.55	0.44	0.33	6,144	4,694
STND	Standard Financial Corp.	59.45	0.67	0.46	4,297	2,959
THRD	TF Financial Corporation	70.61	0.19	0.27	1,098	1,539
	Maximum	205.37	0.92	1.03	22,467	25,187
	Minimum	45.82	0.18	0.27	1,098	1,539
	Average	89.31	0.46	0.52	6,903	7,383
	Median	73.31	0.39	0.46	3,725	3,756

PBIP	Prudential Bancorp, Inc. of Pennsylvania (in MHC form)	78.50	0.02	0.09	431	1,704

	Variance to the Comparable Median	5.19	(0.37)	(0.37)	(3,294)	(2,052)

Sources: SNL and Offering Circular Data, FinPro Computations

The Company’s actual trading liquidity is below the Comparable Group medians. The Company has been very active in repurchasing its stock as a capital management tool.

The market capitalization values of the Comparable Group range from a low of $45.8 million to a high of $205.4 million with a median market capitalization of $73.3 million. The Company expects to have $78.5 million of market capital at the midpoint on a pro forma basis. It is expected that the Company will trade on NASDAQ along with all of the Comparables.

No adjustment for this factor appears warranted as both the Company and the Comparables are expected to be liquidly traded.

Conversion Valuation Appraisal Report	Page: 47

Recent Regulatory Matters

Regulatory matters influence the market for thrift conversions. It is expected that industry regulation will continue to increase as a result of Dodd-Frank and BASEL III. There continues to be a lack of clarity due to the length of the rule making process. Both the Company and the Comparable Group are expected to operate in substantially the same regulatory environment.

No adjustment for this factor is warranted as both the Company and the Comparables will operate in the same ownership structure and will be supervised in the same regulatory environment.

Conversion Valuation Appraisal Report	Page: 48

5. Other Factors

Management

The current team has considerable banking experience and has held similar positions in other financial institutions. The Company’s organizational chart is reasonable for an institution of its size and complexity.

The Board is active and oversees and advises on all key strategic and policy decisions.

As such, no adjustment appears to be warranted for this factor.

Conversion Valuation Appraisal Report	Page: 49

Subscription Interest

There have been nine second step conversions since January 1, 2012. The median price to tangible book value of these conversions was 68.49%. The two largest second steps received a valuation above 80% of pro forma tangible book. Excluding the two offerings greater than $100 million, the valuations ranged between 58.19% and 70.99% of tangible book value.

Figure 36 - Second Step Conversions (Since 1/1/12) Pro Forma Data

					Price to Pro Forma
			Gross				Tangible
		IPO	Proceeds	IPO	EPS	Book	Book
Ticker	Name	Date	($000's)	Price ($)	(%)	Value (%)	Value (%)
CHFN	Charter Financial Corporation	4/9/2013	142,894	10.00	56.48	84.08	85.86
NFBK	Northfield Bancorp, Inc.	1/25/2013	355,589	10.00	34.63	80.90	82.97
UCBA	United Community Bancorp	1/10/2013	24,480	8.00	19.01	55.52	58.19
PBCP	Polonia Bancorp, Inc.	11/13/2012	16,201	8.00	100.00	68.85	68.85
MLVF	Malvern Bancorp, Inc.	10/12/2012	36,369	10.00	20.00	68.49	68.49
LPSB	LaPorte Bancorp, Inc.	10/5/2012	27,077	8.00	13.10	63.01	70.99
SFBC	Sound Financial Bancorp, Inc.	8/23/2012	14,175	10.00	12.56	64.10	65.47
GTWN	Georgetown Bancorp, Inc.	7/12/2012	11,000	10.00	20.66	67.02	67.02
CHEV	Cheviot Financial Corp.	1/18/2012	37,400	8.00	21.05	58.74	66.12
			Average		33.05	67.86	70.44
			Median		20.66	67.02	68.49

Source: SNL Financial

Conversion Valuation Appraisal Report	Page: 50

There was a moderate first day “pop” for the conversions since 2012. The median price change after 1 day was 9.70%. Only one of the institutions is trading below its IPO price.

Figure 37 - CONVERSIONS Price Appreciation

				Percentage Change in Price
			Gross	After	After	After	After	To
		IPO	Proceeds	1 Day	1 Week	1 Month	3 Months	Date
Ticker	Name	Date	($000’s)	(%)	(%)	(%)	(%)	(%)
CHFN	Charter Financial Corporation	4/9/2013	142,894	2.20	2.10	0.70	NA	(0.10)
NFBK	Northfield Bancorp, Inc.	1/25/2013	355,589	14.50	11.90	12.80	16.30	15.90
UCBA	United Community Bancorp	1/10/2013	24,480	20.63	20.00	25.25	24.75	20.00
PBCP	Polonia Bancorp, Inc.	11/13/2012	16,201	(1.25)	(0.50)	-	11.38	14.50
MLVF	Malvern Bancorp, Inc.	10/12/2012	36,369	10.00	7.20	7.00	11.90	18.50
LPSB	LaPorte Bancorp, Inc.	10/5/2012	27,077	10.00	8.62	8.13	8.13	29.50
SFBC	Sound Financial Bancorp, Inc.	8/23/2012	14,175	2.25	4.00	1.00	1.60	33.10
GTWN	Georgetown Bancorp, Inc.	7/12/2012	11,000	9.70	16.80	11.20	10.70	39.00
CHEV	Cheviot Financial Corp.	1/18/2012	37,400	3.13	3.13	3.50	8.38	41.00
			Average	7.91	8.14	7.73	11.64	11.23
			Median	9.70	7.20	7.00	11.04	11.28

Source: SNL Financial

No adjustment is given for subscription interest.

Conversion Valuation Appraisal Report	Page: 51

Valuation Adjustments

Relative to the Comparables the following adjustments need to be made to the Company’s pro forma market value.

Valuation Factor	Valuation Adjustment

Financial Condition	Moderate Downward

Balance Sheet Growth	Modest Downward

Earnings Quality, Predictability and Growth	Downward

Market Area	No Adjustment

Dividends	No Adjustment

Liquidity of the Issue	No Adjustment

Recent Regulatory Matters	No Adjustment

Additionally, the following adjustment should be made to the Company’s market value.

Valuation Factor	Valuation Adjustment

Management	No Adjustment

Subscription Interest	No Adjustment

Conversion Valuation Appraisal Report	Page: 52

6. Valuation

In applying the accepted valuation methodology promulgated by the regulators, i.e., the pro forma market value approach, four key pricing multiples were considered. The four multiples include:

Price to core earnings (“P/E”)

Price to book value (“P/B”) / Price to tangible book value (“P/TB”)

Price to assets (“P/A”)

All of the approaches were calculated on a pro forma basis including the effects of the conversion proceeds. All of the assumptions utilized are presented in Exhibit 10.

Discussion of Weight Given to Valuation Multiples

To ascertain the pro forma estimated market value of the Company, the market multiples for the Comparable Group were utilized. As a secondary check, all publicly traded thrifts and the recent and historical conversions were assessed. The multiples for the Comparable Group, all publicly traded thrifts are shown in Exhibit 8.

Price to Earnings – According to the Appraisal Guidelines: “When both the converting institution and the comparable companies are recording “normal” earnings, a P/E approach may be the simplest and most direct method of valuation. When earnings are low or negative, however, this approach may not be appropriate and the greater consideration should be given to the P/BV approach.” In this particular case, the Company’s earnings are skewed by credit costs. As such, this approach was given limited consideration in this appraisal.

In the pro forma figures for the Company, FinPro incorporated the impact of SFAS 123, which requires the expensing of stock options. In preparing the fully converted pro forma figures for the Comparable Group, FinPro also incorporated the impact of SFAS 123.

Conversion Valuation Appraisal Report	Page: 53

Price to Book/Price to Tangible Book - According to the Appraisal Guidelines: “The P/BV approach works best when the converting institution and the Comparables have a normal amount of book value. The P/BV approach could seriously understate the value of an institution that has almost no book value but has an outstanding future earnings potential. For converting institutions with high net worth, the appraiser may have difficulty in arriving at a pro forma market value because of pressure placed on the P/E multiple as higher P/BV levels are required to reflect a similar P/BV ratio as the peer group average. The P/BV approach also suffers from the use of historical cost accounting data.”

Since thrift earnings in general have had a high degree of volatility, the P/BV is utilized frequently as the benchmark for market value. A better approach is the P/TB approach. In general, investors tend to price financial institutions on a tangible book basis, because it incorporates the P/BV approach adjusted for intangibles. Initially following conversion, FinPro believes that thrifts often trade on a price to tangible book basis.

Price to Assets - According to the Appraisal Guidelines: “This approach remedies the problems of a small base that can occur with the P/BV approach, but the approach has many of the other limitations of the latter approach (the P/BV approach).” FinPro places little weight on this valuation approach due to the lack of consideration of asset and funding mixes and the resulting earnings impact.

Conversion Valuation Appraisal Report	Page: 54

Value in Relation to Comparables

Based upon the adjustments defined in the previous section, the Company’s pricing at the midpoint as a full conversion is estimated to be $78,500,000. Based upon a range below and above the midpoint value, the respective values are $66,725,000 at the minimum and $90,275,000 at the maximum respectively.

At the various levels of the estimated value range, the full offering would result in the following offering data:

Figure 38 - Value Range

	Total Shares	Price	Total
Conclusion	Shares	Per Share	Value

Appraised Value - Midpoint	7,850,000	$10.00	$78,500,000

Range:
- Minimum	6,672,500	$10.00	66,725,000
- Maximum	9,027,500	10.00	90,275,000

Source: FinPro Inc. Pro forma Model

Figure 39 – Exchange Value

	Appraised Value
Conclusion	Minimum	Midpoint	Maximum
Total Shares	6,672,500	7,850,000	9,027,500
Price per Share	$10.00	$10.00	$10.00
Full Conversion Value	$66,725,000	$78,500,000	$90,275,000
Exchange Shares	1,678,714	1,975,002	2,271,290
Exchange Percent	25.16%	25.16%	25.16%
Conversion Shares	4,993,786	5,874,998	6,756,210
Conversion Percent	74.84%	74.84%	74.84%
Gross Proceeds	$49,937,860	$58,749,980	$67,562,100
Exchange Value	$16,787,140	$19,750,020	$22,712,900
Exchange Ratio	0.6595	0.7759	0.8923
Exchange Value per Minority Share	$6.60	$7.76	$8.92
Fully Converted Tangible Book to Minority Share	$10.35	$11.13	$11.92

The appraised value of the institution resulted in an exchange value per minority share that ranges from $6.60 per share at the minimum to $8.92 per share at the maximum, with an exchange value per share of $7.76 at the midpoint.

Conversion Valuation Appraisal Report	Page: 55

Figure 40 – Conversion Offering Pricing Multiples

		Bank	Comparables		State		National
			Mean	Median	Mean	Median	Mean	Median

	Min	100.00
Price-Core Earnings Ratio P/E	Mid	125.00	30.58	26.24	19.86	18.32	26.82	19.06
	Max	166.67

	Min	63.69%
Price-to-Book Ratio P/B	Mid	69.69%	90.46%	86.36%	88.81%	82.39%	97.97%	92.32%
	Max	74.85%

	Min	63.69%
Price-to-Tangible Book Ratio P/TB	Mid	69.69%	98.14%	91.94%	97.97%	88.27%	103.47%	95.34%
	Max	74.85%

	Min	12.74%
Price-to-Assets Ratio P/A	Mid	14.77%	13.52%	13.38%	12.55%	11.88%	12.48%	12.29%
	Max	16.73%

Source: FinPro Calculations

Figure 41 - Comparable Conversion Pricing Multiples to the Company’s Pro Forma Midpoint

	Price Relative to
	Earnings	Core Earnings	Book	Tangible Book	Assets
The Company (at midpoint)	37.04	125.00	69.69%	69.69%	14.77%
Comparable Group Median	19.74	26.24	86.36%	91.94%	13.38%
(Discount) Premium	87.64%	376.39%	-19.30%	-24.20%	10.36%

Source: SNL data, FinPro Calculations

As Figure 41 demonstrates, at the midpoint of the estimated valuation range the Company is priced at a 24.20% discount to the Comparable Group on a tangible book basis. The Company’s core earnings multiple is not meaningful.

Figure 42 - Comparable Conversion Pricing Multiples to the Company’s Pro Forma Maximum

	Price Relative to
	Earnings	Core Earnings	Book	Tangible Book	Assets
The Company (at the max)	45.45	166.67	74.85%	74.85%	16.73%
Comparable Group Median	19.74	26.24	86.36%	91.94%	13.38%
(Discount) Premium	130.25%	535.20%	-13.33%	-18.59%	25.01%

Source: SNL data, FinPro Calculations

As Figure 42 demonstrates, at the super maximum of the estimated valuation range the Company is priced at an 18.59% discount to the Comparable Group on a tangible book basis.

Conversion Valuation Appraisal Report	Page: 56

Figure 43 - Comparable Conversion Pricing Multiples to the Company’s Pro Forma Minimum

	Price Relative to
	Earnings	Core Earnings	Book	Tangible Book	Assets
The Company (at the min)	31.25	100.00	63.69%	63.69%	12.74%
Comparable Group Median	19.74	26.24	86.36%	91.94%	13.38%
(Discount) Premium	58.31%	281.11%	-26.25%	-30.73%	-4.80%

Source: SNL data, FinPro Calculations

As Figure 43 demonstrates, at the minimum of the estimated valuation range the Company is priced at a 30.73% discount to the Comparable Group on a tangible book basis.

Conversion Valuation Appraisal Report	Page: 57

Comparison to other Pending Second Step Conversions

As of June 6, 2013, there were no thrifts that have filed a registration statement for a second step conversion. Delanco has announced that it would undertake a second step, but no valuation range is publically available.

Comparison of the Exchange Value and Stock Price

The Company’s stock performance has been extremely strong over the past year. The price has appreciated 68% over the past year. As Figure 44 illustrates, the stock price approximates the exchange value per minority share at the maximum of the valuation range.

Figure 44 – Comparison of the Exchange Value Per Minority Share and Stock Price

Source: SNL data, FinPro Calculations

Conversion Valuation Appraisal Report	Page: 58

Valuation Conclusion

We believe that the discount on a tangible book basis at the midpoint is appropriate relative to the Comparable Group. The resulting pro forma multiples are in line with other recent second step offerings and the exchange value is reasonable relative to the Company’s trading history.

Figure 45 – Appraised Value

	Appraised Value
Conclusion	Minimum	Midpoint	Maximum
Total Shares	6,672,500	7,850,000	9,027,500
Price per Share	$10.00	$10.00	$10.00
Full Conversion Value	$66,725,000	$78,500,000	$90,275,000
Exchange Shares	1,678,714	1,975,002	2,271,290
Exchange Percent	25.16%	25.16%	25.16%
Conversion Shares	4,993,786	5,874,998	6,756,210
Conversion Percent	74.84%	74.84%	74.84%
Gross Proceeds	$49,937,860	$58,749,980	$67,562,100
Exchange Value	$16,787,140	$19,750,020	$22,712,900
Exchange Ratio	0.6595	0.7759	0.8923
Exchange Value per Minority Share	$6.60	$7.76	$8.92
Fully Converted Tangible Book to Minority Share	$10.35	$11.13	$11.92

It is, therefore, FinPro’s opinion that as of June 6, 2013, the estimated pro forma market value of the Company in a full offering was $78,500,000 at the midpoint of a range with a minimum of $66,725,000 to a maximum of $90,275,000 at 15% below and 15% above the midpoint of the range respectively. The exchange ratio shall be 0.6595, 0.7759 and 0.8923 per share at the minimum, midpoint and maximum, respectively.

The document represents an initial valuation for the Company. Due to the duration of time that passes between the time this document is compiled and the time the offering closes, numerous factors could lead FinPro to update or revise the appraised value of the Company. Some factors that could lead FinPro to adjust the appraised value include: (1) changes in the Company’s operations and financial condition; (2) changes in the market valuation or financial condition of the Comparable Group; (3) changes in the broader market; and (4) changes in the market for thrift conversions. Should there be material changes to any of these factors, FinPro will prepare an appraisal update to appropriately adjust the value of the Company. At the time of closing, FinPro will prepare a final appraisal to determine if the valuation range is still appropriate and determine the exact valuation amount appropriate for the Company.

Exhibit 1

Profile of FinPro, Inc.

FinPro, Inc., established in 1987, is a full service management consulting and appraisal firm specializing in providing advisory services to the financial institutions industry. Since its inception it has become a proven leader in strategic planning, enterprise risk management, corporate valuation, market feasibility, de novo bank formation, corporate finance, asset/liability management, and regulatory consulting. FinPro provides merger and acquisition services through its wholly owned broker-dealer subsidiary, FinPro Capital Advisors, Inc.

FinPro is a regarded industry thought leader often invited to teach or speak at events, moderate retreats and meet with policy makers. FinPro teaches Strategic Planning, Mergers & Acquisitions, ALM and Enterprise Risk Management at top Banking Schools:

•	Stonier Graduate School of Banking

•	Graduate School of Banking at Colorado

•	Graduate School of Bank Investments and Financial Management at the University of South Carolina

•	Pacific Coast Banking School (2013)

Author is Dennis E. Gibney, CFA – Managing Director

Dennis joined FinPro in June of 1996. He manages all of the FinPro’s and FinPro Capital Advisors’ capital markets engagements including mergers and acquisitions, stock valuations and fairness opinions. Competitive analysis, strategic analysis and branch divestitures/acquisitions are other areas of expertise.

Since joining the firm, Dennis has worked on over 35 merger transactions with an aggregate deal value of $1.2 billion.

Dennis has worked on the appraisal of $4.9 billion in conversion IPOs, the most notable being Roslyn Bancorp, Inc. and TFS Financial Corporation. He has also prepared expert witness testimony for litigation involving corporate appraisal methodology. In 2003, Dennis taught the American Bankers Association’s Merger and Acquisition Course. Dennis is a frequent speaker at industry conferences.

Prior to joining the firm, Dennis received broad-based experience in the securities industry. He worked as an Allocations Specialist for Merrill Lynch & Company, supporting their mortgage-backed securities trading desk in New York and for Sandler O’Neill & Partners.

Dennis graduated Magna Cum Laude from Babson College with a triple-major in Finance, Investments and Economics. He is a CFA Charterholder and a member of the New York Society of Security Analysts.

Exhibit 2

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
	March 31,	September 30,
	2013	2012
	(Dollars in Thousands)
ASSETS

Cash and amounts due from depository institutions	$2,445	$3,001
Interest-bearing deposits	31,167	78,272

Total cash and cash equivalents	33,612	81,273

Investment and mortgage-backed securities available for sale (amortized cost— March 31, 2013, $61,330; September 30, 2012, $64,030)	62,715	65,975
Investment and mortgage-backed securities held to maturity (estimated fair value— March 31, 2013, $90,182; September 30, 2012, $66,401)	87,976	63,110
Loans receivable—net of allowance for loan losses (March 31, 2013, $2,512; September 30, 2012, $1,881)	278,237	260,684
Accrued interest receivable	1,833	1,661
Real estate owned	1,258	1,972
Federal Home Loan Bank stock—at cost	1,659	2,239
Office properties and equipment—net	1,565	1,688
Bank owned life insurance	7,022	6,919
Prepaid expenses and other assets	1,258	2,234
Deferred tax asset-net	1,968	2,749
TOTAL ASSETS	$479,103	$490,504

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$3,116	$3,711
Interest-bearing	412,981	421,891
Total deposits	416,097	425,602
Advances from Federal Home Loan Bank	340	483
Accrued interest payable	747	2,382
Advances from borrowers for taxes and insurance	1,266	1,273
Accounts payable and accrued expenses	473	933

Total liabilities	418,923	430,673

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued	-	-
Common stock, $.01 par value, 40,000,000 shares authorized, issued 12,563,750; outstanding - 10,023,495 at March 31, 2013 and September 30, 2012	126	126
Additional paid-in capital	54,932	54,610
Unearned ESOP shares	(2,676)	(2,787)
Treasury stock, at cost: 2,540,255 shares at March 31, 2013 and September 30, 2012	(31,625)	(31,625)
Retained earnings	38,510	38,224
Accumulated other comprehensive income	913	1,283

Total stockholders' equity	60,180	59,831

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$479,103	$490,504

See notes to unaudited consolidated financial statements.

Exhibit 3

PRUDENTIAL bancorp, inc. of pennsylvania and subsidiarIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
	2013	2012	2013	2012
	(Dollars in Thousands Except Per Share Amounts)		(Dollars in Thousands Except Per Share Amounts)
INTEREST INCOME:
Interest on loans	$3,135	$3,251	$6,388	$6,519
Interest on mortgage-backed securities	544	975	1,178	2,019
Interest and dividends on investments	552	558	1,028	1,203
Interest on interest-bearing assets	22	29	56	55

Total interest income	4,253	4,813	8,650	9,796

INTEREST EXPENSE:
Interest on deposits	1,139	1,492	2,359	3,005
Interest on borrowings	-	1	-	2

Total interest expense	1,139	1,493	2,359	3,007

NET INTEREST INCOME	3,114	3,320	6,291	6,789

PROVISION FOR LOAN LOSSES	-	100	-	250

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	3,114	3,220	6,291	6,539

NON-INTEREST INCOME:
Fees and other service charges	98	107	195	223
Gain on sale of securities available for sale	-	-	16	-

Total other-than-temporary impairment losses	(5)	(6)	(25)	(150)
Portion of loss recognized in other comprehensive income, before taxes	(1)	(60)	5	47
Net impairment losses recognized in earnings	(6)	(66)	(20)	(103)

Other	107	92	223	186

Total non-interest income	199	133	414	306

NON-INTEREST EXPENSE:
Salaries and employee benefits	1,499	1,579	2,958	3,098
Data processing	114	112	223	220
Professional services	261	351	444	571
Office occupancy	95	100	192	199
Depreciation	86	87	172	171
Payroll taxes	117	103	188	167
Director compensation	74	88	172	195
Deposit insurance	157	164	319	326
Real estate owned expense	273	79	386	231
Advertising	69	27	156	92
Other	368	306	672	593

Total non-interest expense	3,113	2,996	5,882	5,863

INCOME BEFORE INCOME TAXES	200	357	823	982

INCOME TAXES:
Current (benefit) expense	(488)	94	(435)	505
Deferred expense (benefit)	674	179	972	(11)

Total income tax expense	186	273	537	494

NET INCOME	$14	$84	$286	$488

BASIC EARNINGS PER SHARE	$0.00	$0.01	$0.03	$0.05

DILUTED EARNINGS PER SHARE	$0.00	$0.01	$0.03	$0.05

See notes to unaudited consolidated financial statements.

Exhibit 4

PRUDENTIAL bancorp, inc. of pennsylvania and subsidiarIES

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

						Accumulated
		Additional	Unearned			Other	Total
	Common	Paid-In	ESOP	Treasury	Retained	Comprehensive	Stockholders'
	Stock	Capital	Shares	Stock	Earnings	Income	Equity
	(Dollars in Thousands)
BALANCE, OCTOBER 1, 2012	$126	$54,610	$(2,787)	$(31,625)	$38,224	$1,283	$59,831

Net income					286		286

Other comprehensive loss						(370)	(370)

Excess tax benefit from stock compensation plans		43					43

Stock option expense		116					116

Recognition and Retention Plan expense		195					195

ESOP shares committed to be released (11,310 shares)		(32)	111				79

BALANCE, March 31, 2013	$126	$54,932	$(2,676)	$(31,625)	$38,510	$913	$60,180

						Accumulated
		Additional	Unearned			Other	Total
	Common	Paid-In	ESOP	Treasury	Retained	Comprehensive	Stockholders'
	Stock	Capital	Shares	Stock	Earnings	Income	Equity
	(Dollars in Thousands)
BALANCE, OCTOBER 1, 2011	$126	$54,078	$(3,011)	$(31,625)	$35,631	$2,253	$57,452

Net income					488		488

Other comprehensive loss						(8)	(8)

Excess tax benefit from stock compensation plans		9					9

Stock option expense		110					110

Recognition and Retention Plan expense		197					197

ESOP shares committed to be released (11,310 shares)		(52)	112				60

BALANCE, March 31, 2012	$126	$54,342	$(2,899)	$(31,625)	$36,119	$2,245	$58,308

Exhibit 5

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended March 31,
	2013	2012
OPERATING ACTIVITIES:	(Dollars in Thousands)
Net income	$286	$488
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for loan losses	-	250
Depreciation	172	171
Net accretion of premiums/discounts	(67)	(188)
Net accretion of deferred loan fees and costs	(53)	(102)
Impairment charge on investment and mortgage-backed securities	20	103
Gain on sale of investment and mortgage-backed securities	(16)	-
Share-based compensation expense	354	316
Loss on sale of real estate owned	16	123
Compensation expense of ESOP	79	60
Deferred income tax benefit (expense)	973	(11)
Changes in assets and liabilities which used cash:
Accrued interest receivable	(172)	236
Prepaid expenses and other assets	1,136	310
Accrued interest payable	(1,635)	(1,404)
Accounts payable and accrued expenses	(460)	(1,463)
Net cash provided by (used in) operating activities	633	(1,111)
INVESTING ACTIVITIES:
Purchase of investment and mortgage-backed securities held to maturity	(33,454)	(33,962)
Purchase of investment and mortgage-backed securities available for sale	(7,968)	(18,897)
Loans originated or acquired	(43,497)	(26,537)
Principal collected on loans	16,521	28,470
Principal payments received on investment and mortgage-backed securities:
Held-to-maturity	8,606	45,721
Available-for-sale	10,407	11,770
Proceeds from redemptiom of FHLB stock	580	281
Proceeds from sale of investment and mortgage-backed securities	304	-
Proceeds from sale of loans	9,240	-
Proceeds from sale of real estate owned	628	186
Purchases of equipment	(49)	(144)
Net cash (used in) provided by investing activities	(38,682)	6,888
FINANCING ACTIVITIES:
Net increase (decrease) in demand deposits, NOW accounts, and savings accounts	1,689	(2,083)
Net (decrease) increase in certificates of deposit	(11,194)	4,432
Repayment of advances from Federal Home Loan Bank	(143)	(19)
Decreases in advances from borrowers for taxes and insurance	(7)	(54)
Excess tax benefit related to stock compensation plans	43	9
Net cash (used in) provided by financing activities	(9,612)	2,285

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(47,661)	8,062

CASH AND CASH EQUIVALENTS—Beginning of period	81,273	53,829

CASH AND CASH EQUIVALENTS—End of period	$33,612	$61,891
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid on deposits and advances from Federal Home Loan Bank	$3,994	$4,411

Income taxes paid	$-	$1,305
SUPPLEMENTAL DISCLOSURES OF NONCASH ITEMS:
Real estate acquired in settlement of loans	$236	$199

See notes to unaudited consolidated financial statements.

Exhibit 6

Selection Sreens

Ticker	Short Name	Exchange	State	Total Assets ($000)	Texas Ratio (%)
	Comparable Group				
ALLB	Alliance Bancorp, Inc. of Pennsylvania	NASDAQ	PA	457,401	NA
CBNJ	Cape Bancorp, Inc.	NASDAQ	NJ	1,033,221	20.96
COBK	Colonial Financial Services, Inc.	NASDAQ	NJ	633,217	51.28
FFCO	FedFirst Financial Corporation	NASDAQ	PA	313,562	6.97
FXCB	Fox Chase Bancorp, Inc.	NASDAQ	PA	1,085,340	16.66
OBAF	OBA Financial Services, Inc.	NASDAQ	MD	386,095	9.38
ONFC	Oneida Financial Corp.	NASDAQ	NY	719,687	NA
OSHC	Ocean Shore Holding Co.	NASDAQ	NJ	1,053,872	NA
STND	Standard Financial Corp.	NASDAQ	PA	436,302	5.59
THRD	TF Financial Corporation	NASDAQ	PA	716,002	NA
Eliminated 90 Not Traded on NASDAQ or NYSE					
REDW	Redwood Financial, Inc.	OTC Pink	MN	206,280	NA
AJSB	AJS Bancorp, Inc. (MHC)	OTCQB	IL	221,340	37.47
ALMG	Alamogordo Financial Corp. (MHC)	OTCQB	NM	184,477	22.06
AKPB	Alaska Pacific Bancshares, Inc.	OTCQB	AK	174,950	53.90
AFBA	Allied First Bancorp, Inc.	OTCQB	IL	126,510	NA
AMFC	AMB Financial Corp.	OTCQB	IN	180,574	NA
ABKH	American Bank Holdings, Inc.	OTCQB	MD	429,515	45.96
ABCW	Anchor BanCorp Wisconsin Inc.	OTCQB	WI	2,367,583	NM
ASBN	ASB Financial Corp.	OTCQB	OH	267,047	NA
ABBB	Auburn Bancorp, Inc. (MHC)	OTCQB	ME	74,869	40.85
BAFI	BancAffiliated, Inc.	OTCQB	TX	374,614	11.94
BFFI	Ben Franklin Financial, Inc. (MHC)	OTCQB	IL	100,782	56.56
BVFL	BV Financial, Inc. (MHC)	OTCQB	MD	140,889	NA
CCFC	CCSB Financial Corp.	OTCQB	MO	98,418	NA
CTUY	Century Next Financial Corporation	OTCQB	LA	121,059	0.41
CIBN	Community Investors Bancorp, Inc.	OTCQB	OH	126,060	46.01
CRZY	Crazy Woman Creek Bancorp Incorporated	OTCQB	WY	136,842	NA
CULL	Cullman Bancorp, Inc. (MHC)	OTCQB	AL	217,576	NA
DLNO	Delanco Bancorp, Inc. (MHC)	OTCQB	NJ	129,842	73.78
DSFN	DSA Financial Corporation	OTCQB	IN	115,586	NA
EQFC	Equitable Financial Corp. (MHC)	OTCQB	NE	NA	NA
EKFC	Eureka Financial Corporation	OTCQB	PA	139,748	NA
FMTB	Fairmount Bancorp, Inc.	OTCQB	MD	79,220	NA
FFWC	FFW Corporation	OTCQB	IN	338,350	NA
FDLB	Fidelity Federal Bancorp	OTCQB	IN	179,758	NA
FBSI	First Bancshares, Inc.	OTCQB	MO	196,591	NA
FIRT	First BancTrust Corporation	OTCQB	IL	393,207	NA
FCPB	First Capital Bancshares, Inc.	OTCQB	NC	60,396	52.24
FSGB	First Federal of South Carolina, FSB (MHC)	OTCQB	SC	104,895	187.47
FFSL	First Independence Corporation	OTCQB	KS	155,271	NA
FNFI	First Niles Financial, Inc.	OTCQB	OH	99,895	12.35
FPBF	FPB Financial Corp.	OTCQB	LA	197,856	NA
FRTR	Fraternity Community Bancorp, Inc.	OTCQB	MD	166,717	24.59
FSBC	FSB Community Bankshares, Inc. (MHC)	OTCQB	NY	216,492	NA
GOVB	Gouverneur Bancorp, Inc. (MHC)	OTCQB	NY	146,200	NA
GTPS	Great American Bancorp, Inc.	OTCQB	IL	178,539	NA
GVFF	Greenville Federal Financial Corporation (MHC)	OTCQB	OH	NA	NA
GUAA	Guaranty Bancorp, Inc.	OTCQB	NH	382,485	13.90
GFCJ	Guaranty Financial Corp. (MHC)	OTCQB	WI	NA	NA
HARL	Harleysville Savings Financial Corporation	OTCQB	PA	804,421	NA
HARI	Harvard Illinois Bancorp, Inc.	OTCQB	IL	170,420	33.39
HIBE	Hibernia Bancorp, Inc.	OTCQB	LA	103,888	NA
HCFL	Home City Financial Corporation	OTCQB	OH	143,986	12.91
HLFN	Home Loan Financial Corporation	OTCQB	OH	164,025	NA
HTWC	Hometown Bancorp, Inc. (MHC)	OTCQB	NY	153,675	NA
IFSB	Independence Federal Savings Bank	OTCQB	DC	75,181	NA

Page 1

Exhibit 6

Selection Sreens

Ticker	Short Name	Exchange	State	Total Assets ($000)	Texas Ratio (%)
KSBI	KS Bancorp, Inc.	OTCQB	NC	313,611	NA
LXMO	Lexington B&L Financial Corp.	OTCQB	MO	150,688	35.48
LBCP	Liberty Bancorp, Inc.	OTCQB	MO	413,766	33.88
LSFG	LifeStore Financial Group (MHC)	OTCQB	NC	NA	NA
LPBC	Lincoln Park Bancorp (MHC)	OTCQB	NJ	199,700	NA
LTLB	Little Bank, Inc.	OTCQB	NC	307,340	NA
LOGN	Logansport Financial Corp.	OTCQB	IN	172,363	NA
MDSN	Madison Bancorp, Inc.	OTCQB	MD	149,902	NA
MLGF	Malaga Financial Corporation	OTCQB	CA	843,000	NA
MTGB	Meetinghouse Bancorp, Inc.	OTCQB	MA	76,535	-
MCPH	Midland Capital Holdings Corporation	OTCQB	IL	NA	NA
MSVB	Mid-Southern Savings Bank, FSB (MHC)	OTCQB	IN	218,189	32.44
MDNB	Minden Bancorp, Inc.	OTCQB	LA	274,324	1.19
MFDB	Mutual Federal Bancorp, Inc. (MHC)	OTCQB	IL	76,965	NA
NWIN	NorthWest Indiana Bancorp	OTCQB	IN	688,818	29.64
NWBM	Northwestern Bancorp	OTCQB	MI	860,584	63.75
OTTW	Ottawa Savings Bancorp, Inc. (MHC)	OTCQB	IL	182,135	NA
PFED	Park Bancorp, Inc.	OTCQB	IL	188,616	91.52
PFDB	Patriot Federal Bank	OTCQB	NY	100,899	26.28
PBNI	Peoples Bancorp	OTCQB	IN	470,991	NA
PPSF	Peoples-Sidney Financial Corporation	OTCQB	OH	128,965	48.88
PFOH	Perpetual Federal Savings Bank	OTCQB	OH	359,469	28.00
PCGO	Prince George's Federal Savings Bank	OTCQB	MD	103,356	58.21
QNTO	Quaint Oak Bancorp, Inc.	OTCQB	PA	122,799	17.09
RBLG	Roebling Financial Corp, Inc.	OTCQB	NJ	155,612	NA
RYFL	Royal Financial, Inc.	OTCQB	IL	114,568	21.19
SCAY	Seneca-Cayuga Bancorp, Inc. (MHC)	OTCQB	NY	267,228	8.36
SFBK	SFB Bancorp, Inc.	OTCQB	TN	56,470	NA
SFBI	SFSB, Inc. (MHC)	OTCQB	MD	158,584	NA
SSFC	South Street Financial Corp.	OTCQB	NC	278,018	NA
SZBI	SouthFirst Bancshares, Inc.	OTCQB	AL	104,863	NA
SJBA	St. Joseph Bancorp, Inc.	OTCQB	MO	35,342	NA
STBI	Sturgis Bancorp, Inc.	OTCQB	MI	328,196	NA
SUGR	Sugar Creek Financial Corp. (MHC)	OTCQB	IL	90,821	20.55
SSNF	Sunshine Financial, Inc.	OTCQB	FL	150,407	NA
TDCB	Third Century Bancorp	OTCQB	IN	125,059	NA
UNTN	United Tennessee Bankshares, Inc.	OTCQB	TN	190,110	19.61
UASB	United-American Savings Bank	OTCQB	PA	79,495	28.88
VERF	Versailles Financial Corporation	OTCQB	OH	47,833	NA
WAKE	Wake Forest Bancshares, Inc. (MHC)	OTCQB	NC	114,858	NA
WAWL	Wawel Bank (MHC)	OTCQB	NJ	94,496	36.79
WCFB	Webster City Federal Bancorp (MHC)	OTCQB	IA	92,923	NA
WEIN	West End Indiana Bancshares, Inc.	OTCQB	IN	252,159	NA
WMPN	William Penn Bancorp, Inc. (MHC)	OTCQB	PA	315,766	NA
Eliminated 18 MHCs					
BNCL	Beneficial Mutual Bancorp, Inc. (MHC)	NASDAQ	PA	4,763,621	13.57
CSBK	Clifton Savings Bancorp, Inc. (MHC)	NASDAQ	NJ	1,016,084	3.22
GCBC	Greene County Bancorp, Inc. (MHC)	NASDAQ	NY	650,177	NA
ISBC	Investors Bancorp, Inc. (MHC)	NASDAQ	NJ	12,840,724	13.26
KRNY	Kearny Financial Corp. (MHC)	NASDAQ	NJ	2,866,549	NA
KFFB	Kentucky First Federal Bancorp (MHC)	NASDAQ	KY	332,260	NA
LSBK	Lake Shore Bancorp, Inc. (MHC)	NASDAQ	NY	488,207	4.53
MGYR	Magyar Bancorp, Inc. (MHC)	NASDAQ	NJ	520,319	NA
EBSB	Meridian Interstate Bancorp, Inc. (MHC)	NASDAQ	MA	2,400,229	21.02
MSBF	MSB Financial Corp. (MHC)	NASDAQ	NJ	353,704	61.04
NECB	NorthEast Community Bancorp, Inc. (MHC)	NASDAQ	NY	428,558	22.80
OFED	Oconee Federal Financial Corp. (MHC)	NASDAQ	SC	374,805	3.65
PBHC	Pathfinder Bancorp, Inc. (MHC)	NASDAQ	NY	504,964	27.55

Page 2

Exhibit 6

Selection Sreens

Ticker	Short Name	Exchange	State	Total Assets ($000)	Texas Ratio (%)
PBIP	Prudential Bancorp, Inc. of Pennsylvania (MHC)	NASDAQ	PA	479,103	11.86
PSBH	PSB Holdings, Inc. (MHC)	NASDAQ	CT	455,874	NA
ROMA	Roma Financial Corporation (MHC)	NASDAQ	NJ	1,777,969	NA
TFSL	TFS Financial Corporation (MHC)	NASDAQ	OH	11,121,761	NA
WSBF	Waterstone Financial, Inc. (MHC)	NASDAQ	WI	1,628,754	50.41
Eliminated 59 <$300 Million or > $1.1 Billion in Assets					
GTWN	Georgetown Bancorp, Inc.	NASDAQ	MA	211,329	NA
FFNM	First Federal of Northern Michigan Bancorp, Inc.	NASDAQ	MI	212,859	NA
CFBK	Central Federal Corporation	NASDAQ	OH	216,439	37.24
SIBC	State Investors Bancorp, Inc.	NASDAQ	LA	245,850	NA
MFLR	Mayflower Bancorp, Inc.	NASDAQ	MA	261,344	NA
PBCP	Polonia Bancorp, Inc.	NASDAQ	PA	262,223	NA
CMSB	CMS Bancorp, Inc.	NASDAQ	NY	263,151	NA
WVFC	WVS Financial Corp.	NASDAQ	PA	268,629	NA
HFBL	Home Federal Bancorp, Inc. of Louisiana	NASDAQ	LA	276,225	NA
WBKC	Wolverine Bancorp, Inc.	NASDAQ	MI	290,452	15.44
MCBK	Madison County Financial, Inc.	NASDAQ	NE	290,892	0.49
SPBC	SP Bancorp, Inc.	NASDAQ	TX	295,355	23.13
AFCB	Athens Bancshares Corporation	NASDAQ	TN	295,545	18.01
CHFN	Charter Financial Corporation	NASDAQ	GA	1,135,425	11.57
CITZ	CFS Bancorp, Inc.	NASDAQ	IN	1,146,368	45.67
NASB	NASB Financial, Inc.	NASDAQ	MO	1,179,036	48.12
HFFC	HF Financial Corp.	NASDAQ	SD	1,197,172	23.31
PROV	Provident Financial Holdings, Inc.	NASDAQ	CA	1,221,483	NA
HIFS	Hingham Institution for Savings	NASDAQ	MA	1,226,021	NA
NHTB	New Hampshire Thrift Bancshares, Inc.	NASDAQ	NH	1,231,214	25.03
OABC	OmniAmerican Bancorp, Inc.	NASDAQ	TX	1,276,577	11.14
WFD	Westfield Financial, Inc.	NASDAQ	MA	1,306,853	NA
PULB	Pulaski Financial Corp.	NASDAQ	MO	1,350,635	39.93
HBOS	Heritage Financial Group, Inc.	NASDAQ	GA	1,370,550	14.21
ESSA	ESSA Bancorp, Inc.	NASDAQ	PA	1,385,876	19.94
BFIN	BankFinancial Corporation	NASDAQ	IL	1,466,135	22.12
TBNK	Territorial Bancorp Inc.	NASDAQ	HI	1,565,524	NA
HTBI	HomeTrust Bancshares, Inc.	NASDAQ	NC	1,596,201	25.24
CASH	Meta Financial Group, Inc.	NASDAQ	SD	1,740,299	5.72
FBNK	First Connecticut Bancorp, Inc.	NASDAQ	CT	1,799,392	14.88
UCFC	United Community Financial Corp.	NASDAQ	OH	1,831,776	39.73
ESBF	ESB Financial Corporation	NASDAQ	PA	1,912,132	11.53
FDEF	First Defiance Financial Corp.	NASDAQ	OH	2,039,411	30.28
BANC	First PacTrust Bancorp, Inc.	NASDAQ	CA	2,051,055	NA
RCKB	Rockville Financial, Inc.	NASDAQ	CT	2,062,708	6.48
OCFC	OceanFirst Financial Corp.	NASDAQ	NJ	2,303,711	27.74
BKMU	Bank Mutual Corporation	NASDAQ	WI	2,393,845	NA
UBNK	United Financial Bancorp, Inc.	NASDAQ	MA	2,429,201	NA
HMST	HomeStreet, Inc.	NASDAQ	WA	2,508,251	51.88
ORIT	Oritani Financial Corp.	NASDAQ	NJ	2,815,205	NA
NFBK	Northfield Bancorp, Inc.	NASDAQ	NJ	2,843,630	NA
BOFI	BofI Holding, Inc.	NASDAQ	CA	2,961,663	10.07
PBNY	Provident New York Bancorp	NYSE	NY	3,710,440	16.63
DCOM	Dime Community Bancshares, Inc.	NASDAQ	NY	3,982,325	14.11
WSFS	WSFS Financial Corporation	NASDAQ	DE	4,354,643	16.62
TRST	TrustCo Bank Corp NY	NASDAQ	NY	4,411,757	NA
BHLB	Berkshire Hills Bancorp, Inc.	NYSE	MA	5,245,334	NA
PFS	Provident Financial Services, Inc.	NYSE	NJ	7,186,775	NA
NWBI	Northwest Bancshares, Inc.	NASDAQ	PA	7,994,490	18.79
CFFN	Capitol Federal Financial, Inc.	NASDAQ	KS	9,393,718	NA
FBC	Flagstar Bancorp, Inc.	NYSE	MI	13,094,150	89.27
WAFD	Washington Federal, Inc.	NASDAQ	WA	13,115,833	NA

Page 3

Exhibit 6

Selection Sreens

Ticker	Short Name	Exchange	State	Total Assets ($000)	Texas Ratio (%)
AF	Astoria Financial Corporation	NYSE	NY	16,210,524	38.91
EVER	EverBank Financial Corp	NYSE	FL	18,306,488	19.60
PBCT	People's United Financial, Inc.	NASDAQ	CT	30,598,200	20.14
HCBK	Hudson City Bancorp, Inc.	NASDAQ	NJ	40,286,698	24.33
NYCB	New York Community Bancorp, Inc.	NYSE	NY	44,511,718	9.81
FUBP	First ULB Corp.	Grey Mkt	CA	NA	NA
WBB	Westbury Bancorp, Inc.	NASDAQ	WI	NA	NA
Eliminated 38 Out of the Region					
FFBH	First Federal Bancshares of Arkansas, Inc.	NASDAQ	AR	547,462	NA
BYFC	Broadway Financial Corporation	NASDAQ	CA	363,113	493.67
SMPL	Simplicity Bancorp, Inc.	NASDAQ	CA	882,330	16.62
NVSL	Naugatuck Valley Financial Corporation	NASDAQ	CT	526,393	42.12
SIFI	SI Financial Group, Inc.	NASDAQ	CT	957,178	9.47
ACFC	Atlantic Coast Financial Corporation	NASDAQ	FL	747,578	99.07
JXSB	Jacksonville Bancorp, Inc.	NASDAQ	IL	316,543	9.47
IROQ	IF Bancorp, Inc.	NASDAQ	IL	549,316	8.64
FCLF	First Clover Leaf Financial Corp.	NASDAQ	IL	601,700	24.93
LSBI	LSB Financial Corp.	NASDAQ	IN	361,190	NA
FCAP	First Capital, Inc.	NASDAQ	IN	455,617	15.46
LPSB	LaPorte Bancorp, Inc.	NASDAQ	IN	484,248	11.41
UCBA	United Community Bancorp	NASDAQ	IN	525,967	NA
FSFG	First Savings Financial Group, Inc.	NASDAQ	IN	656,155	23.13
PBSK	Poage Bankshares, Inc.	NASDAQ	KY	308,685	3.15
HFBC	HopFed Bancorp, Inc.	NASDAQ	KY	981,109	11.55
LABC	Louisiana Bancorp, Inc.	NASDAQ	LA	312,365	3.40
HBCP	Home Bancorp, Inc.	NASDAQ	LA	977,025	13.17
WEBK	Wellesley Bancorp, Inc.	NASDAQ	MA	385,754	NA
PEOP	Peoples Federal Bancshares, Inc.	NASDAQ	MA	578,288	NA
CBNK	Chicopee Bancorp, Inc.	NASDAQ	MA	586,272	NA
HBNK	Hampden Bancorp, Inc.	NASDAQ	MA	667,588	16.06
BLMT	BSB Bancorp, Inc.	NASDAQ	MA	839,698	10.10
HMNF	HMN Financial, Inc.	NASDAQ	MN	627,086	79.32
EBMT	Eagle Bancorp Montana, Inc.	NASDAQ	MT	512,827	3.92
ASBB	ASB Bancorp, Inc.	NASDAQ	NC	757,522	21.49
WAYN	Wayne Savings Bancshares, Inc.	NASDAQ	OH	399,635	NA
CHEV	Cheviot Financial Corp.	NASDAQ	OH	620,250	NA
PVFC	PVF Capital Corp.	NASDAQ	OH	760,456	38.38
NFSB	Newport Bancorp, Inc.	NASDAQ	RI	430,591	8.42
JFBI	Jefferson Bancshares, Inc.	NASDAQ	TN	506,014	37.42
FRNK	Franklin Financial Corporation	NASDAQ	VA	1,052,094	22.30
FSBW	FS Bancorp, Inc.	NASDAQ	WA	371,571	9.39
ANCB	Anchor Bancorp	NASDAQ	WA	461,437	50.66
TSBK	Timberland Bancorp, Inc.	NASDAQ	WA	738,121	61.96
RVSB	Riverview Bancorp, Inc.	NASDAQ	WA	777,003	NA
FFNW	First Financial Northwest, Inc.	NASDAQ	WA	886,720	50.33
CZWI	Citizens Community Bancorp, Inc.	NASDAQ	WI	542,462	19.38
Eliminated 2 IPOs within the past year					
HBK	Hamilton Bancorp, Inc.	NASDAQ	MD	331,962	NA
MLVF	Malvern Bancorp, Inc.	NASDAQ	PA	684,176	27.11
Eliminated 2 Financial Duress					
SVBI	Severn Bancorp, Inc.	NASDAQ	MD	849,598	99.93
CARV	Carver Bancorp, Inc.	NASDAQ	NY	640,638	251.92

Page 4

Exhibit 7

Selected Financial Data

		Corporate							Key Financial Data for the Most Recent Period End						
Ticker	Short Name	Exchange	City	State	Number of Offices	Establish Date	TARP Status	SBLF Status	Total Assets ($000)	Cash/ Assets (%)	Securities/ Assets (%)	Gross Loans/ Assets (%)	Deposits/ Assets (%)	Gross Loans/ Deposits (%)	Debt/ Assets (%)
	Comparable Thrift Consolidated Data														
ALLB	Alliance Bancorp, Inc. of Pennsylvania	NASDAQ	Broomall	PA	8	01/30/2007	No	No	457,401	23.94	9.71	61.54	80.58	76.37	0.63
CBNJ	Cape Bancorp, Inc.	NASDAQ	Cape May Court House	NJ	16	01/31/2008	No	No	1,033,221	2.89	17.01	70.68	75.34	93.82	9.48
COBK	Colonial Financial Services, Inc.	NASDAQ	Vineland	NJ	9	01/02/2003	No	No	633,217	1.04	46.29	47.62	87.64	54.34	1.34
FFCO	FedFirst Financial Corporation	NASDAQ	Monessen	PA	7	01/21/1999	No	No	313,562	1.54	12.68	81.39	69.90	116.43	12.08
FXCB	Fox Chase Bancorp, Inc.	NASDAQ	Hatboro	PA	11	09/29/2006	No	No	1,085,340	0.54	32.30	63.49	64.21	98.87	18.40
OBAF	OBA Financial Services, Inc.	NASDAQ	Germantown	MD	7	01/21/2010	No	No	386,095	3.68	11.44	77.96	72.49	107.55	7.37
OSHC	Ocean Shore Holding Co.	NASDAQ	Ocean City	NJ	12	04/22/1998	No	No	1,053,872	14.57	12.89	67.70	76.73	88.23	11.91
ONFC	Oneida Financial Corp.	NASDAQ	Oneida	NY	13	12/30/1998	No	No	719,687	7.49	36.69	44.54	84.48	52.72	0.14
STND	Standard Financial Corp.	NASDAQ	Monroeville	PA	12	10/07/2010	No	No	436,302	3.16	24.65	65.92	74.52	88.46	7.30
THRD	TF Financial Corporation	NASDAQ	Newtown	PA	14	07/13/1994	Approved	No	716,002	6.80	14.29	73.68	79.79	92.33	7.56
	Maximum								1,085,340	23.94	46.29	81.39	87.64	116.43	18.40
	Minimum								313,562	0.54	9.71	44.54	64.21	52.72	0.14
	Average								683,470	6.57	21.80	65.45	76.57	86.91	7.62
	Median								674,610	3.42	15.65	66.81	76.04	90.40	7.47
PBIP	Prudential Bancorp, Inc. of Pennsylvania (in MHC form)	NASDAQ	Philadelphia	PA	7	03/30/2005	No	No	479,103	7.02	31.80	58.60	86.85	67.47	0.07
	Variance to the Comparable Median								(195,507)	3.60	16.15	(8.21)	10.81	(22.93)	(7.40)

Page 1

Exhibit 7

Selected Financial Data

Ticker	Short Name	Capital for the Most Recent Period End: Equity/ Assets (%)	Tang Equity/ Tang Assets (%)	Tang Common Equity/ Tang Assets (%)	Asset Quality for the Most Recent Period End: Texas Ratio (%)	Nonaccrl Loans/ Loans (%)	NPLs/ Loans (%)	NPAs/ Assets (%)	Reserves/ NPLs (%)	Reserves/ Loans (%)	NCOs/ Avg Loans (%)	Growth: Asset LTM (%)	Loan LTM (%)	Deposit LTM (%)
	Comparable Thrift Consolidated Data													
ALLB	Alliance Bancorp, Inc. of Pennsylvania	17.42	17.42	17.42	NA	1.44	NA	NA	NA	1.61	0.07	(5.48)	0.16	(5.89)
CBNJ	Cape Bancorp, Inc.	14.65	12.72	12.72	20.96	2.41	2.96	2.69	44.66	1.32	0.92	(2.44)	0.06	1.80
COBK	Colonial Financial Services, Inc.	10.74	10.74	10.74	51.28	5.22	10.48	5.84	12.91	1.35	1.38	(0.90)	1.48	(1.59)
FFCO	FedFirst Financial Corporation	17.20	16.90	16.87	6.97	0.77	1.42	1.23	79.09	1.12	0.16	(8.61)	2.50	(5.55)
FXCB	Fox Chase Bancorp, Inc.	16.53	16.53	16.53	16.66	1.84	2.94	2.93	57.32	1.68	0.38	7.67	4.90	4.48
OBAF	OBA Financial Services, Inc.	19.47	19.47	19.47	9.38	1.45	2.44	1.91	45.54	1.11	0.02	(1.46)	5.66	8.50
OSHC	Ocean Shore Holding Co.	10.06	9.61	9.61	NA	0.76	1.00	0.77	58.34	0.58	0.10	5.10	(0.75)	6.57
ONFC	Oneida Financial Corp.	13.05	9.67	9.66	NA	0.21	NA	NA	NA	0.89	0.28	2.85	11.20	3.32
STND	Standard Financial Corp.	17.55	15.77	15.77	5.59	0.95	0.95	0.91	145.76	1.39	0.42	(2.89)	(3.14)	(1.74)
THRD	TF Financial Corporation	11.65	11.11	11.11	NA	1.45	NA	NA	NA	1.26	0.51	3.26	6.04	1.62
	Maximum	19.47	19.47	19.47	51.28	5.22	10.48	5.84	145.76	1.68	1.38	7.67	11.20	8.50
	Minimum	10.06	9.61	9.61	5.59	0.21	0.95	0.77	12.91	0.58	0.02	(8.61)	(3.14)	(5.89)
	Average	14.83	13.99	13.99	18.47	1.65	3.17	2.33	63.37	1.23	0.42	(0.29)	2.81	1.15
	Median	15.59	14.25	14.25	13.02	1.45	2.44	1.91	57.32	1.29	0.33	(1.18)	1.99	1.71
PBIP	Prudential Bancorp, Inc. of Pennsylvania (in MHC form)	12.56	12.56	12.56	11.86	2.20	2.20	1.55	40.66	0.89	0.39	(4.14)	16.36	(5.08)
	Variance to the Comparable Median	(3.03)	(1.69)	(1.69)	(1.16)	0.75	(0.24)	(0.36)	(16.66)	(0.40)	0.06	(2.96)	14.37	(6.79)

Page 2

Exhibit 7

Selected Financial Data

		LTM Profitability				*LTM Income Statement*						
Ticker	Short Name	Return on Avg Assets (%)	Return on Avg Equity (%)	Core Return on Avg Assets (%)	Core Return on Avg Equity (%)	Yield on Ave Earn Assets (%)	Cost of Int Bear Liabilities (%)	Net Interest Spread (%)	Net Interest Margin (%)	Noninterest Income/ Avg Assets (%)	Noninterest Expense/ Avg Assets (%)	Efficiency Ratio (%)
	Comparable Thrift Consolidated Data											
ALLB	Alliance Bancorp, Inc. of Pennsylvania	0.52	3.01	0.41	2.37	3.86	NA	NA	3.18	0.17	2.48	78.30
CBNJ	Cape Bancorp, Inc.	0.44	3.02	0.34	2.39	4.58	0.90	3.68	3.81	0.55	2.99	69.32
COBK	Colonial Financial Services, Inc.	(0.24)	(2.15)	(0.25)	(2.29)	3.46	NA	NA	2.61	0.27	2.35	74.17
FFCO	FedFirst Financial Corporation	0.81	4.62	0.81	4.66	4.42	NA	NA	3.35	1.18	3.07	69.67
FXCB	Fox Chase Bancorp, Inc.	0.55	3.11	0.51	2.89	4.07	1.24	2.83	3.16	0.28	2.33	63.29
OBAF	OBA Financial Services, Inc.	0.25	1.28	0.25	1.28	4.44	NA	NA	3.74	0.21	3.01	82.75
OSHC	Ocean Shore Holding Co.	0.46	4.59	NA	NA	4.49	1.16	3.33	3.28	0.39	2.02	69.60
ONFC	Oneida Financial Corp.	0.84	6.26	1.02	7.62	3.86	0.59	3.26	3.35	4.12	5.53	78.10
STND	Standard Financial Corp.	0.64	3.54	0.66	3.66	4.04	NA	NA	3.04	0.59	2.32	66.84
THRD	TF Financial Corporation	0.78	6.65	0.78	6.59	4.56	NA	NA	3.88	0.54	2.65	61.13
	Maximum	0.84	6.65	1.02	7.62	4.58	1.24	3.68	3.88	4.12	5.53	82.75
	Minimum	(0.24)	(2.15)	(0.25)	(2.29)	3.46	0.59	2.83	2.61	0.17	2.02	61.13
	Average	0.51	3.39	0.50	3.24	4.18	0.97	3.28	3.34	0.83	2.87	71.32
	Median	0.54	3.32	0.51	2.89	4.24	1.03	3.30	3.31	0.47	2.57	69.63
PBIP	Prudential Bancorp, Inc. of Pennsylvania (in MHC form)	0.48	4.01	0.21	1.76	3.75	NA	NA	2.67	0.22	2.37	78.39
	Variance to the Comparable Median	(0.06)	0.69	(0.30)	(1.13)	(0.49)	#VALUE!	#VALUE!	(0.64)	(0.25)	(0.20)	8.76

Page 3

Exhibit 7

Selected Financial Data

		Demographic Data					*Dividends*			
Ticker	**Short Name**	**Annl Chg in Population 2010-2012 (%)**	**Proj. Annl Chg in Population 2012-2017 (%)**	**Median 2012 HH Income ($)**	**Proj Median 2017 HH Income ($)**	**Annl Chng in Med HH Income 2012-2017 (%)**	**Quarterly Dividend Per Share ($)**	**LTM Dividend Per Share ($)**	**LTM Dividend Payout Ratio (%)**	**Current Dividend Yield (%)**
	Comparable Thrift Consolidated Data									
ALLB	Alliance Bancorp, Inc. of Pennsylvania	0.22	0.15	59,693	72,812	4.07	0.05	0.20	43.48	1.48
CBNJ	Cape Bancorp, Inc.	(0.03)	(0.14)	55,051	65,185	3.44	0.05	0.10	27.78	2.17
COBK	Colonial Financial Services, Inc.	0.20	0.41	53,525	61,543	2.82	-	-	NM	NA
FFCO	FedFirst Financial Corporation	0.35	0.09	45,301	53,650	3.46	0.04	0.41	42.71	1.32
FXCB	Fox Chase Bancorp, Inc.	0.36	0.36	60,007	69,177	2.99	0.06	0.22	44.90	1.42
OBAF	OBA Financial Services, Inc.	0.78	1.07	93,583	103,376	2.02	-	-	-	NA
OSHC	Ocean Shore Holding Co.	(0.08)	(0.08)	55,033	65,107	3.42	0.06	0.24	32.88	1.75
ONFC	Oneida Financial Corp.	0.42	0.19	50,983	59,277	3.07	0.12	0.48	57.83	3.57
STND	Standard Financial Corp.	0.23	0.01	44,487	52,391	3.28	0.05	0.18	20.00	0.98
THRD	TF Financial Corporation	0.29	0.27	59,297	68,574	3.05	0.05	0.20	10.00	0.80
	Maximum	0.78	1.07	93,583	103,376	4.07	0.12	0.48	57.83	3.57
	Minimum	(0.08)	(0.14)	44,487	52,391	2.02	-	-	-	0.80
	Average	0.28	0.23	57,696	67,109	3.16	0.05	0.20	31.06	1.69
	Median	0.26	0.17	55,042	65,146	3.17	0.05	0.20	32.88	1.45
PBIP	Prudential Bancorp, Inc. of Pennsylvania (in MHC form)	0.42	0.46	36,298	43,227	3.51	-	-	-	-
	Variance to the Comparable Median	0.16	0.29	(18,744)	(21,919)	0.34	NA	NA	NA	NA

Page 4

Exhibit 7

Selected Financial Data

		Trading Liquidity					*Current Pricing Data as of 6/6/13*								
Ticker	Short Name	Market Value ($M)	Avg Weekly Vol/Shares Out 3 Months (%)	Avg Weekly Vol/Shares Out 12 Months (%)	Avg Daily Vol 3 Months (shares)	Avg Daily Vol 12 Months (shares)	Stock Price ($M)	Market Value ($M)	Price/ Earnings (x)	Price/ LTM EPS (x)	Price/ Core Earnings (x)	Price/ LTM Core EPS (x)	Price/ Publicly Rep Book Value (%)	Price/ Tang Publicly Rep Book Value (%)	Price/ Assets (%)
	Comparable Thrift Consolidated Data														
ALLB	Alliance Bancorp, Inc. of Pennsylvania	69.58	0.18	0.30	1,816	3,118	13.50	69.58	42.19	29.35	42.19	37.30	87.31	87.31	15.21
CBNJ	Cape Bancorp, Inc.	122.92	0.80	0.72	21,443	19,239	9.22	122.92	19.21	25.61	21.67	32.68	81.30	95.71	11.91
COBK	Colonial Financial Services, Inc.	53.48	0.33	0.42	2,531	3,256	13.88	53.48	26.69	NM	28.59	NM	78.61	78.61	8.45
FFCO	FedFirst Financial Corporation	45.82	0.35	0.65	1,781	3,253	18.22	45.82	14.23	18.98	14.74	19.06	85.41	87.29	14.68
FXCB	Fox Chase Bancorp, Inc.	205.37	0.92	1.03	22,467	25,187	16.86	205.37	26.34	34.41	30.23	36.80	115.21	115.21	19.05
OBAF	OBA Financial Services, Inc.	76.01	0.44	0.51	3,608	4,256	18.35	76.01	NM	NM	76.46	73.40	103.82	103.82	20.22
OSHC	Ocean Shore Holding Co.	95.35	0.28	0.45	3,842	6,331	13.68	95.35	19.00	18.74	NA	NA	89.92	94.65	9.05
ONFC	Oneida Financial Corp.	94.55	0.44	0.33	6,144	4,694	13.46	94.55	12.02	16.22	10.38	13.03	100.77	141.31	13.14
STND	Standard Financial Corp.	59.45	0.67	0.46	4,297	2,959	18.45	59.45	19.22	20.50	18.73	19.79	77.66	88.27	13.63
THRD	TF Financial Corporation	70.61	0.19	0.27	1,098	1,539	24.85	70.61	13.81	12.43	14.58	12.54	84.61	89.24	9.86
	Maximum	205.37	0.92	1.03	22,467	25,187	24.85	205.37	42.19	34.41	76.46	73.40	115.21	141.31	20.22
	Minimum	45.82	0.18	0.27	1,098	1,539	9.22	45.82	12.02	12.43	10.38	12.54	77.66	78.61	8.45
	Average	89.31	0.46	0.52	6,903	7,383	16.05	89.31	21.41	22.03	28.62	30.58	90.46	98.14	13.52
	Median	73.31	0.39	0.46	3,725	3,756	15.37	73.31	19.21	19.74	21.67	**26.24**	86.36	**91.94**	13.38
PBIP	Prudential Bancorp, Inc. of Pennsylvania (in MHC form)	78.50	0.02	0.09	431	1,704	8.84	88.61	NM	NM	NM	NM	NM	NM	NM
	Variance to the Comparable Median	5.19	(0.37)	(0.37)	(3,294)	(2,052)	(6.53)	15.30	NA	NA	NA	NA	NA	NA	NA

Page 5

Exhibit 8
Industry Multiples
Pricing Data as of June 6, 2013

				Current Price in Relation to							
Ticker	Short Name	Current Stock Price ($)	Current Market Value ($M)	Earnings (x)	LTM EPS (x)	Core EPS (x)	LTM Core EPS (x)	Book Value (%)	Tangible Book Value (%)	Assets (%)	Current Dividend Yield (%)
ACFC	Atlantic Coast Financial Corporation	5.20	13.67	NM	NM	NM	NM	36.61	36.63	1.83	-
AF	Astoria Financial Corporation	9.81	970.05	17.52	16.91	17.52	17.97	74.20	86.44	6.03	1.63
AFCB	Athens Bancshares Corporation	18.22	40.05	17.52	15.98	17.15	15.69	87.92	88.40	13.69	1.10
ALLB	Alliance Bancorp, Inc. of Pennsylvania	13.50	69.58	42.19	29.35	42.19	37.30	87.31	87.31	15.21	1.48
ANCB	Anchor Bancorp	18.02	45.94	NM	NM	104.97	180.78	84.66	84.66	9.96	NA
ASBB	ASB Bancorp, Inc.	16.36	86.80	27.27	60.59	19.09	NM	80.79	80.79	11.46	NA
BANC	First PacTrust Bancorp, Inc.	13.39	160.90	66.95	29.76	54.81	NM	102.46	111.10	7.94	3.58
BFIN	BankFinancial Corporation	8.57	180.60	NM	NM	62.16	NM	104.01	105.76	12.32	0.47
BHLB	Berkshire Hills Bancorp, Inc.	26.83	672.84	15.97	16.46	11.41	11.85	100.55	169.11	12.92	2.68
BKMU	Bank Mutual Corporation	5.70	264.59	28.50	33.53	28.34	33.19	96.56	NA	11.07	1.40
BLMT	BSB Bancorp, Inc.	13.28	123.76	66.40	NM	84.37	98.09	94.43	94.43	14.85	NA
BOFI	BofI Holding, Inc.	47.81	653.09	16.15	17.39	16.04	16.77	263.15	263.15	21.24	NA
BYFC	Broadway Financial Corporation	0.79	1.51	NM	NM	NM	NM	NM	NM	0.44	-
CARV	Carver Bancorp, Inc.	4.95	18.29	9.52	NM	7.22	NM	176.10	176.10	3.07	-
CASH	Meta Financial Group, Inc.	26.86	147.67	11.78	12.91	12.58	NA	103.00	104.65	8.49	1.94
CBNJ	Cape Bancorp, Inc.	9.22	122.92	19.21	25.61	21.67	32.68	81.30	95.71	11.91	2.17
CBNK	Chicopee Bancorp, Inc.	17.30	93.91	27.03	30.89	27.03	29.03	103.60	103.60	16.02	1.16
CFBK	Central Federal Corporation	1.45	22.94	NM	NM	NM	NM	100.33	100.51	10.60	-
CFFN	Capitol Federal Financial, Inc.	11.84	1,763.67	24.67	25.19	24.67	25.19	107.59	107.59	18.82	2.53
CHEV	Cheviot Financial Corp.	11.28	81.64	25.64	25.64	24.34	26.83	78.96	88.18	13.39	3.19
CHFN	Charter Financial Corporation	9.99	227.29	44.49	34.61	42.09	31.69	156.89	162.93	19.99	2.00
CITZ	CFS Bancorp, Inc.	10.79	117.98	19.27	20.36	23.32	24.54	104.27	104.27	10.26	0.37
CMSB	CMS Bancorp, Inc.	9.00	16.77	32.14	NM	32.14	NM	75.66	75.66	6.37	NA
COBK	Colonial Financial Services, Inc.	13.88	53.48	26.69	NM	28.59	NM	78.61	78.61	8.45	NA
CZWI	Citizens Community Bancorp, Inc.	7.05	36.35	29.38	32.05	30.10	23.58	66.00	66.29	6.70	0.28
DCOM	Dime Community Bancshares, Inc.	14.60	526.08	12.17	12.48	12.25	10.68	130.77	151.87	13.15	3.84
EBMT	Eagle Bancorp Montana, Inc.	10.61	41.37	11.53	21.65	9.98	15.36	78.11	91.74	8.07	2.73
ESBF	ESB Financial Corporation	12.48	219.89	14.86	14.65	16.75	16.12	111.93	142.22	11.49	2.67
ESSA	ESSA Bancorp, Inc.	10.80	135.35	15.88	36.00	18.60	17.91	79.16	84.84	9.81	1.85
EVER	EverBank Financial Corp	16.34	1,997.30	13.62	20.43	13.49	19.62	147.26	153.41	10.99	0.49
FBC	Flagstar Bancorp, Inc.	13.32	746.45	10.09	9.45	8.49	NA	80.93	80.93	5.82	-
FBNK	First Connecticut Bancorp, Inc.	13.87	235.57	69.35	63.05	75.99	62.28	100.77	100.77	13.60	0.87
FCAP	First Capital, Inc.	20.02	55.76	11.64	13.26	12.72	12.25	104.89	116.72	12.24	4.00
FCLF	First Clover Leaf Financial Corp.	7.99	NA	NA	NA	NA	NA	NA	NA	NA	3.00
FDEF	First Defiance Financial Corp.	22.76	222.44	10.35	11.44	10.01	11.51	84.63	112.99	10.90	1.76
FFBH	First Federal Bancshares of Arkansas, Inc.	9.70	193.01	NM	NM	242.50	NM	269.13	NA	35.25	-
FFCO	FedFirst Financial Corporation	18.22	45.82	14.23	18.98	14.74	19.06	85.41	87.29	14.68	1.32
FFNM	First Federal of Northern Michigan Bancorp, Inc.	4.27	12.31	53.38	NM	41.24	NM	50.46	50.73	5.79	-
FFNW	First Financial Northwest, Inc.	10.27	193.13	28.53	46.68	27.50	39.79	102.32	102.32	21.78	1.56
FRNK	Franklin Financial Corporation	18.50	234.34	20.11	31.36	29.26	28.44	97.77	97.77	22.40	NA
FSBW	FS Bancorp, Inc.	17.02	55.15	10.38	NA	11.38	NA	90.49	90.49	14.84	1.18
FSFG	First Savings Financial Group, Inc.	22.10	51.22	11.05	11.22	10.53	NA	76.32	89.96	8.02	1.81
FXCB	Fox Chase Bancorp, Inc.	16.86	205.37	26.34	34.41	30.23	36.80	115.21	115.21	19.05	1.42
GTWN	Georgetown Bancorp, Inc.	13.90	26.84	31.59	25.74	31.59	25.74	88.62	88.62	12.78	1.15
HBCP	Home Bancorp, Inc.	17.71	130.65	17.03	14.17	16.51	14.02	91.64	93.04	13.42	NA
HBK	Hamilton Bancorp, Inc.	12.70	43.45	NM	NM	NA	NA	64.44	67.31	13.09	NA
HBNK	Hampden Bancorp, Inc.	15.07	87.20	25.12	25.54	27.59	26.23	100.52	100.52	13.06	1.33
HBOS	Heritage Financial Group, Inc.	14.23	112.15	6.84	11.38	14.55	16.51	92.95	96.69	8.18	-
HCBK	Hudson City Bancorp, Inc.	8.34	4,407.02	20.85	18.13	20.76	17.77	93.54	96.70	10.94	1.92
HFBC	HopFed Bancorp, Inc.	10.99	82.46	21.13	24.42	34.20	41.47	79.22	79.41	8.40	0.73
HFBL	Home Federal Bancorp, Inc. of Louisiana	17.53	41.23	14.61	13.70	14.61	14.60	97.85	97.85	14.99	1.37

Page 1

Exhibit 8

Industry Multiples

Pricing Data as of June 6, 2013

Ticker	Short Name	Current Stock Price ($)	Current Market Value ($M)	Current Price in Relation to: Earnings (x)	LTM EPS (x)	Core EPS (x)	LTM Core EPS (x)	Book Value (%)	Tangible Book Value (%)	Assets (%)	Current Dividend Yield (%)
HFFC	HF Financial Corp.	13.01	91.79	16.26	14.46	18.19	15.80	92.32	96.56	7.67	3.46
HIFS	Hingham Institution for Savings	63.01	134.04	10.43	10.11	10.43	10.11	140.39	140.39	10.93	1.65
HMNF	HMN Financial, Inc.	7.26	31.99	30.25	22.00	30.25	22.00	89.93	89.93	5.32	-
HMST	HomeStreet, Inc.	21.47	309.17	7.25	4.33	7.23	4.38	114.34	114.52	12.33	2.05
HTBI	HomeTrust Bancshares, Inc.	16.55	344.65	31.83	NA	31.63	NA	92.39	92.42	21.55	NA
IROQ	IF Bancorp, Inc.	15.10	69.02	17.16	17.98	17.94	20.75	81.52	81.52	12.64	NA
JFBI	Jefferson Bancshares, Inc.	5.59	36.91	23.29	26.62	20.16	22.14	68.91	70.54	7.30	-
JXSB	Jacksonville Bancorp, Inc.	19.77	37.56	9.15	10.19	14.66	13.95	85.48	91.10	11.93	1.52
LABC	Louisiana Bancorp, Inc.	16.54	47.43	21.76	18.17	23.55	18.47	86.07	86.07	15.19	NA
LPSB	LaPorte Bancorp, Inc.	10.36	64.29	13.63	13.78	15.79	14.68	75.98	84.76	13.28	1.54
LSBI	LSB Financial Corp.	21.41	33.33	12.74	12.30	12.74	12.30	84.27	84.27	9.23	0.93
MCBK	Madison County Financial, Inc.	18.35	58.59	17.64	NA	NA	NA	93.25	95.15	20.14	1.53
MFLR	Mayflower Bancorp, Inc.	17.69	36.41	31.59	24.92	39.09	29.35	160.94	160.94	13.93	1.36
MLVF	Malvern Bancorp, Inc.	11.85	77.72	NM	NM	NM	NM	80.18	80.18	11.36	-
NASB	NASB Financial, Inc.	25.46	200.31	4.55	6.24	4.55	6.16	105.25	106.55	16.99	-
NFBK	Northfield Bancorp, Inc.	11.59	674.60	32.19	39.62	40.41	42.91	90.66	NA	23.72	2.07
NFSB	Newport Bancorp, Inc.	16.74	59.34	NM	44.05	30.35	35.26	109.96	109.96	13.78	NA
NHTB	New Hampshire Thrift Bancshares, Inc.	13.62	96.29	12.61	11.74	13.12	13.86	89.68	140.20	7.96	3.82
NVSL	Naugatuck Valley Financial Corporation	7.25	50.77	NM	NM	NM	NM	76.61	76.61	9.64	-
NWBI	Northwest Bancshares, Inc.	12.50	1,171.69	18.38	18.12	18.19	18.03	102.17	120.89	14.67	3.84
NYCB	New York Community Bancorp, Inc.	13.07	5,762.02	12.10	11.46	12.98	11.45	101.70	179.96	12.95	7.65
OABC	OmniAmerican Bancorp, Inc.	22.08	252.68	30.67	33.97	98.14	46.72	122.60	122.60	19.79	NA
OBAF	OBA Financial Services, Inc.	18.35	76.01	NM	NM	76.46	73.40	103.82	103.82	20.22	NA
OCFC	OceanFirst Financial Corp.	14.46	255.37	13.90	13.51	13.90	13.62	116.31	116.31	11.09	3.32
ONFC	Oneida Financial Corp.	13.46	94.55	12.02	16.22	10.38	13.03	100.77	141.31	13.14	3.57
ORIT	Oritani Financial Corp.	15.24	691.45	16.57	18.14	16.57	18.14	135.16	135.16	24.56	4.59
OSHC	Ocean Shore Holding Co.	13.68	95.35	19.00	18.74	NA	NA	89.92	94.65	9.05	1.75
PBCP	Polonia Bancorp, Inc.	9.16	32.16	NM	NM	NM	NM	78.12	NA	12.27	NA
PBCT	People's United Financial, Inc.	13.79	4,560.82	21.55	19.42	19.86	17.52	92.83	165.60	14.82	4.71
PBNY	Provident New York Bancorp	9.43	418.25	15.72	17.46	18.04	18.44	84.54	128.67	11.27	2.55
PBSK	Poage Bankshares, Inc.	14.54	47.34	25.96	NA	25.56	NA	80.03	80.03	15.47	1.10
PEOP	Peoples Federal Bancshares, Inc.	18.44	121.31	51.22	NM	51.22	76.83	112.11	112.11	20.98	0.87
PFS	Provident Financial Services, Inc.	15.20	907.13	12.26	13.10	12.49	13.21	92.03	NA	12.68	3.68
PROV	Provident Financial Holdings, Inc.	15.85	165.64	8.81	6.95	8.81	6.95	105.19	NA	13.56	1.77
PULB	Pulaski Financial Corp.	10.01	113.65	8.63	10.32	8.62	10.67	112.54	117.31	8.30	3.80
PVFC	PVF Capital Corp.	3.74	97.54	13.36	15.58	12.13	15.14	125.97	125.97	12.81	-
RCKB	Rockville Financial, Inc.	13.29	364.48	19.54	21.79	20.20	22.35	115.85	116.24	18.03	3.01
RVSB	Riverview Bancorp, Inc.	2.31	51.91	8.25	19.25	8.19	18.92	66.18	98.31	6.69	-
SIBC	State Investors Bancorp, Inc.	13.32	33.54	66.60	55.50	66.60	55.50	77.80	77.80	13.68	NA
SIFI	SI Financial Group, Inc.	11.05	111.73	NM	NM	67.96	92.22	88.88	91.39	11.67	1.09
SMPL	Simplicity Bancorp, Inc.	14.25	117.83	19.79	21.59	19.78	21.55	80.74	82.98	13.39	2.25
SPBC	SP Bancorp, Inc.	18.48	30.28	18.48	17.60	18.48	20.58	90.38	90.38	10.25	NA
STND	Standard Financial Corp.	18.45	59.45	19.22	20.50	18.73	19.79	77.66	88.27	13.63	0.98
SVBI	Severn Bancorp, Inc.	4.80	48.32	40.00	20.87	40.00	20.87	59.04	59.28	5.88	-
TBNK	Territorial Bancorp Inc.	23.49	249.54	16.31	16.43	19.38	18.00	114.32	NA	15.99	2.21
THRD	TF Financial Corporation	24.85	70.61	13.81	12.43	14.58	12.54	84.61	89.24	9.86	0.80
TRST	TrustCo Bank Corp NY	5.54	521.89	14.28	13.78	14.28	14.14	144.41	144.63	11.81	4.74
TSBK	Timberland Bancorp, Inc.	8.05	56.71	11.84	12.01	14.47	12.27	73.95	80.04	7.81	1.49
UBNK	United Financial Bancorp, Inc.	15.69	308.70	17.05	49.03	15.15	21.50	102.13	118.97	12.88	2.80
UCBA	United Community Bancorp	9.60	49.44	30.00	25.38	48.84	43.23	65.94	68.94	9.40	2.50
UCFC	United Community Financial Corp.	3.96	191.31	19.80	NM	26.23	NM	82.29	82.38	8.64	-

Page 2

 Exhibit 8 Industry Multiples Pricing Data as of June 6, 2013 Current Current Current Price in Relation to Current Stock Market LTM Tangible Dividend Price Value Earnings LTM EPS Core EPS Core EPS Book Value Book Value Assets Yield Ticker Short Name ($) ($M) (x) (x) (x) (x) (%) (%) (%) (%) WAFD Washington Federal, Inc. 17.15 1,786.87 12.61 12.89 12.61 22.71 93.10 NA 13.73 2.10 WAYN Wayne Savings Bancshares, Inc. 10.12 29.84 12.65 13.68 12.33 13.31 74.90 78.50 7.47 2.77 WBB Westbury Bancorp, Inc. 13.45 69.17 NA NA NA NA NA NA NA NA WBKC Wolverine Bancorp, Inc. 18.72 45.90 20.35 25.64 20.35 25.64 72.91 72.91 15.80 NA WEBK Wellesley Bancorp, Inc. 17.57 43.23 16.89 17.40 NA NA 95.34 95.34 11.22 NA WFD Westfield Financial, Inc. 7.70 169.61 24.06 30.80 50.21 44.06 94.23 94.23 12.91 3.12 WSFS WSFS Financial Corporation 51.16 449.90 12.54 14.13 13.99 21.93 121.01 132.85 10.46 0.94 WVFC WVS Financial Corp. 11.36 23.38 40.57 18.62 38.36 18.62 73.60 73.60 8.70 1.41 All Thrift Average 351.27 21.75 21.58 28.28 26.82 97.97 103.47 12.48 1.76 All Thrift Median 95.35 17.52 18.14 18.91 19.06 92.32 95.34 12.29 1.53 Page 3

Exhibit 8

Industry Multiples

Pricing Data as of June 6, 2013

Ticker	Short Name	Current Stock Price ($)	Current Market Value ($M)	Current Price in Relation to Earnings (x)	LTM EPS (x)	Core EPS (x)	LTM Core EPS (x)	Book Value (%)	Tangible Book Value (%)	Assets (%)	Current Dividend Yield (%)
	All Mutual Holding Companies										
BNCL	Beneficial Mutual Bancorp, Inc. (MHC)	8.71	687.25	54.44	51.24	58.79	43.50	108.67	137.05	14.47	NA
CSBK	Clifton Savings Bancorp, Inc. (MHC)	12.03	315.71	50.13	46.27	50.13	46.35	168.04	168.04	30.98	2.00
GCBC	Greene County Bancorp, Inc. (MHC)	20.50	85.95	14.24	13.76	13.59	13.58	153.90	153.90	13.22	3.41
ISBC	Investors Bancorp, Inc. (MHC)	20.03	2,240.40	20.03	22.26	20.10	21.11	206.15	224.01	17.45	1.00
KRNY	Kearny Financial Corp. (MHC)	10.10	672.47	NM	NM	96.95	119.29	139.16	179.70	23.48	-
KFFB	Kentucky First Federal Bancorp (MHC)	8.12	69.61	25.38	25.38	25.38	33.92	105.31	134.93	20.95	4.93
LSBK	Lake Shore Bancorp, Inc. (MHC)	11.75	69.55	18.36	18.95	NA	NA	103.82	103.82	14.25	2.38
MGYR	Magyar Bancorp, Inc. (MHC)	5.43	31.53	NM	NM	NM	115.66	70.37	70.37	6.06	NA
EBSB	Meridian Interstate Bancorp, Inc. (MHC)	18.09	400.27	32.30	29.66	62.29	68.73	169.02	179.28	16.84	NA
MSBF	MSB Financial Corp. (MHC)	7.20	36.11	NM	NM	90.00	NM	92.09	92.09	10.20	-
NECB	NorthEast Community Bancorp, Inc. (MHC)	6.26	79.16	NM	NM	74.64	NM	76.12	77.21	18.47	1.92
OFED	Oconee Federal Financial Corp. (MHC)	15.40	92.59	27.50	22.99	27.47	23.38	118.04	118.04	24.94	2.60
PBHC	Pathfinder Bancorp, Inc. (MHC)	13.15	34.43	16.44	14.45	17.29	15.96	122.75	142.22	7.00	0.91
PBIP	Prudential Bancorp, Inc. of Pennsylvania (MHC)	8.84	88.61	NM	35.36	NM	79.76	147.24	147.24	18.49	-
PSBH	PSB Holdings, Inc. (MHC)	5.62	36.76	35.13	31.22	30.54	23.26	71.78	83.23	8.06	-
ROMA	Roma Financial Corporation (MHC)	17.19	517.71	NM	NM	76.55	NM	240.29	242.34	29.15	-
TFSL	TFS Financial Corporation (MHC)	11.02	3,406.45	68.88	NM	NA	NA	185.60	186.59	30.63	-
WSBF	Waterstone Financial, Inc. (MHC)	7.88	247.03	13.13	6.57	13.12	6.57	119.28	119.62	15.17	NA
	All MHC's Average	11.52	506.20	31.33	26.51	46.92	47.01	133.20	142.20	17.77	1.37
	All MHC's Median	10.56	90.60	26.44	24.18	40.33	33.92	121.01	139.63	17.14	0.96
	Pennsylvania										
ESBF	ESB Financial Corporation	12.48	219.89	14.86	14.65	16.75	16.12	111.93	142.22	11.49	2.67
ESSA	ESSA Bancorp, Inc.	10.80	135.35	15.88	36.00	18.60	17.91	79.16	84.84	9.81	1.85
FFCO	FedFirst Financial Corporation	18.22	45.82	14.23	18.98	14.74	19.06	85.41	87.29	14.68	1.32
FXCB	Fox Chase Bancorp, Inc.	16.86	205.37	26.34	34.41	30.23	36.80	115.21	115.21	19.05	1.42
MLVF	Malvern Bancorp, Inc.	11.85	77.72	NM	NM	NM	NM	80.18	80.18	11.36	-
NWBI	Northwest Bancshares, Inc.	12.50	1,171.69	18.38	18.12	18.19	18.03	102.17	120.89	14.67	3.84
PBCP	Polonia Bancorp, Inc.	9.16	32.16	NM	NM	NM	NM	78.12	NA	12.27	NA
STND	Standard Financial Corp.	18.45	59.45	19.22	20.50	18.73	19.79	77.66	88.27	13.63	0.98
THRD	TF Financial Corporation	24.85	70.61	13.81	12.43	14.58	12.54	84.61	89.24	9.86	0.80
WVFC	WVS Financial Corp.	11.36	23.38	40.57	18.62	38.36	18.62	73.60	73.60	8.70	1.41
	Pennsylvania Fully Converted Average		204.14	20.41	21.71	21.27	19.86	88.81	97.97	12.55	1.59
	Pennsylvania Fully Converted Median		74.16	17.13	18.80	18.40	18.32	82.39	88.27	11.88	1.41
	Pennsylvania MHCs										
BNCL	Beneficial Mutual Bancorp, Inc. (MHC)	8.71	687.25	54.44	51.24	58.79	43.50	108.67	137.05	14.47	NA
PBIP	Prudential Bancorp, Inc. of Pennsylvania (MHC)	8.84	88.61	NM	35.36	NM	79.76	147.24	147.24	18.49	-
	Pennsylvania MHCs Average		387.93	54.44	43.30	58.79	61.63	127.95	142.14	16.48	-
	Pennsylvania MHCs Median		387.93	54.44	43.30	58.79	61.63	127.95	142.14	16.48	-

Page 4

Exhibit 8
Industry Multiples
Pricing Data as of June 6, 2013

Ticker	Short Name	Current Stock Price ($)	Current Market Value ($M)	Current Price in Relation to: Earnings (x)	LTM EPS (x)	Core EPS (x)	LTM Core EPS (x)	Book Value (%)	Tangible Book Value (%)	Assets (%)	Current Dividend Yield (%)
	Comparable Group										
ALLB	Alliance Bancorp, Inc. of Pennsylvania	13.50	69.58	42.19	29.35	42.19	37.30	87.31	87.31	15.21	1.48
CBNJ	Cape Bancorp, Inc.	9.22	122.92	19.21	25.61	21.67	32.68	81.30	95.71	11.91	2.17
COBK	Colonial Financial Services, Inc.	13.88	53.48	26.69	NM	28.59	NM	78.61	78.61	8.45	NA
FFCO	FedFirst Financial Corporation	18.22	45.82	14.23	18.98	14.74	19.06	85.41	87.29	14.68	1.32
FXCB	Fox Chase Bancorp, Inc.	16.86	205.37	26.34	34.41	30.23	36.80	115.21	115.21	19.05	1.42
OBAF	OBA Financial Services, Inc.	18.35	76.01	NM	NM	76.46	73.40	103.82	103.82	20.22	NA
OSHC	Ocean Shore Holding Co.	13.68	95.35	19.00	18.74	NA	NA	89.92	94.65	9.05	1.75
ONFC	Oneida Financial Corp.	13.46	94.55	12.02	16.22	10.38	13.03	100.77	141.31	13.14	3.57
STND	Standard Financial Corp.	18.45	59.45	19.22	20.50	18.73	19.79	77.66	88.27	13.63	0.98
THRD	TF Financial Corporation	24.85	70.61	13.81	12.43	14.58	12.54	84.61	89.24	9.86	0.80
	Comparable Average		89.31	21.41	22.03	28.62	30.58	90.46	98.14	13.52	1.69
	Comparable Median		73.31	19.21	19.74	21.67	26.24	86.36	91.94	13.38	1.45
	All Thrift Average		351.27	21.75	21.58	28.28	26.82	97.97	103.47	12.48	1.76
	All Thrift Median		95.35	17.52	18.14	18.91	19.06	92.32	95.34	12.29	1.53
	All MHC's Average		506.20	31.33	26.51	46.92	47.01	133.20	142.20	17.77	1.37
	All MHC's Median		90.60	26.44	24.18	40.33	33.92	121.01	139.63	17.14	0.96
	Pennsylvania Fully Converted Average		204.14	20.41	21.71	21.27	19.86	88.81	97.97	12.55	1.59
	Pennsylvania Fully Converted Median		74.16	17.13	18.80	18.40	18.32	82.39	88.27	11.88	1.41
	Pennsylvania MHCs Average		387.93	54.44	43.30	58.79	61.63	127.95	142.14	16.48	-
	Pennsylvania MHCs Median		387.93	54.44	43.30	58.79	61.63	127.95	142.14	16.48	-

Page 5

Exhibit 9 Second Step Conversions 2012 and 2013 YTD Price to Pro Forma Percentage Change in Price Gross Tangible After After After After To IPO Proceeds IPO EPS Book Book 1 Day 1 Week 1 Month 3 Months Date Ticker Name Date ($000's) Price ($) (%) Value (%) Value (%) (%) (%) (%) (%) (%) CHFN Charter Financial Corporation 4/9/2013 142,894 10.00 56.48 84.08 85.86 2.20 2.10 0.70 NA (0.10) NFBK Northfield Bancorp, Inc. 1/25/2013 355,589 10.00 34.63 80.90 82.97 14.50 11.90 12.80 16.30 15.90 UCBA United Community Bancorp 1/10/2013 24,480 8.00 19.01 55.52 58.19 20.63 20.00 25.25 24.75 20.00 PBCP Polonia Bancorp, Inc. 11/13/2012 16,201 8.00 100.00 68.85 68.85 (1.25) (0.50) - 11.38 14.50 MLVF Malvern Bancorp, Inc. 10/12/2012 36,369 10.00 20.00 68.49 68.49 10.00 7.20 7.00 11.90 18.50 LPSB LaPorte Bancorp, Inc. 10/5/2012 27,077 8.00 13.10 63.01 70.99 10.00 8.62 8.13 8.13 29.50 SFBC Sound Financial Bancorp, Inc. 8/23/2012 14,175 10.00 12.56 64.10 65.47 2.25 4.00 1.00 1.60 33.10 GTWN Georgetown Bancorp, Inc. 7/12/2012 11,000 10.00 20.66 67.02 67.02 9.70 16.80 11.20 10.70 39.00 CHEV Cheviot Financial Corp. 1/18/2012 37,400 8.00 21.05 58.74 66.12 3.13 3.13 3.50 8.38 41.00 Average 33.05 67.86 70.44 7.91 8.14 7.73 11.64 11.23 Median 20.66 67.02 68.49 9.70 7.20 7.00 11.04 11.28 Page 1

Exhibit 10 Appraisal Pro Forma March 31, 2013 - 12 Months Prudential Bancorp, Inc. of PA Pro Forma Analysis Sheet - Twelve Months Ended March 31, 2013 Bank Comparables State National Mean Median Mean Median Mean Median Min 100.00 Price-Core Earnings Ratio P/E Mid 125.00 30.58 26.24 19.86 18.32 26.82 19.06 Max 166.67 Min 63.69% Price-to-Book Ratio P/B Mid 69.69% 90.46% 86.36% 88.81% 82.39% 97.97% 92.32% Max 74.85% Min 63.69% Price-to-Tangible Book Ratio P/TB Mid 69.69% 98.14% 91.94% 97.97% 88.27% 103.47% 95.34% Max 74.85% Min 12.74% Price-to-Assets Ratio P/A Mid 14.77% 13.52% 13.38% 12.55% 11.88% 12.48% 12.29% Max 16.73% Page 1

Exhibit 10

Appraisal Pro Forma March 31, 2013 - 12 Months

Valuation Parameters

Prior Twelve Mos. Earning Base	Y			
Period Ended March 31, 2013		$	2,391	(1)
Pre-Conversion Book Value	B			
As of March 31, 2013		$	60,180	
Pre-Conversion Assets	A			
As of March 31, 2013		$	479,103	
Return on Money	R		0.97%	(2)
Conversion Expenses		$	2,274	
	X		2.90%	(3)
Proceeds Not Invested		$	4,700	(4)
Estimated ESOP Borrowings		$	2,350	
ESOP Purchases	E		4.00%	(5)
Cost of ESOP Borrowings		$	118	(5)
Cost of ESOP Borrowings	S		0.00%	(5)
Amort of ESOP Borrowings	T		20	Years
Amort of MRP Amount	N		5	Years
Estimated MRP Amount		$	2,350	(6)
MRP Purchases	M		4.00%	
MRP Expense		$	470	
Stock Foundation Amount		$	-	(7)
Stock Foundation Amount	F		0.00%	0.00%
Foundation Opportunity Cost		$	-	
Tax Benefit	Z	$	-	(8)
Tax Rate	TAX		34.00%	
Percentage Sold	PCT		74.84%	
Amount to be issued to Public		$	58,750	(9)
Earnings Multiple			12	

(1) Net income for the twelve months ended March 31, 2013.
(2) Net Return assumes a reinvestment rate of 1.47 percent (the 1 year Treasury at March 31, 2013), and a tax rate of 34%.
(3) Conversion expenses reflect estimated expenses as presented in the offering document.
(4) Includes Stock from ESOP and MRP.
(5) Assumes ESOP is amortized straight line over 20 years.
(6) Assumes MRP is amortized straight line over 5 years.
(7) Not applicable.
(8) Not Applicable.
(9) The amount to be offered to public.

Page 2

Exhibit 10 Appraisal Pro Forma March 31, 2013 - 12 Months Pro Forma Calculation Calculation of Estimated Value (V) at Midpoint Value 3. V= P/E*Y = $78,500,000 1-P/E*PCT*((1-X-E-M-F)*R-(1-TAX)*E/T-(1-TAX)*M/N) 2. V= P/B*(B+Z) = $78,500,000 1-P/B*PCT*(1-X-E-M-F) 1. V= P/A*A = $78,500,000 1-P/A*PCT*(1-X-E-M-F) The appraisal was performed on a market basis and not on the above formulas. Total Shares Price Total Conclusion Shares Per Share Value Appraised Value - Midpoint 7,850,000 $ 10.00 $ 78,500,000 Range: - Minimum 6,672,500 $ 10.00 66,725,000 - Maximum 9,027,500 10.00 90,275,000 Pre Foundation Appraised Value Conclusion Minimum Midpoint Maximum Total Shares 6,672,500 7,850,000 9,027,500 Price per Share $ 10.00 $ 10.00 $ 10.00 Full Conversion Value $ 66,725,000 $ 78,500,000 $ 90,275,000 Exchange Shares 1,678,714 1,975,002 2,271,290 Exchange Percent 25.16% 25.16% 25.16% Conversion Shares 4,993,786 5,874,998 6,756,210 Conversion Percent 74.84% 74.84% 74.84% Gross Proceeds $ 49,937,860 $ 58,749,980 $ 67,562,100 Exchange Value $ 16,787,140 $ 19,750,020 $ 22,712,900 Exchange Ratio 0.6595 0.7759 0.8923 Exchange Value per Minority Share $ 6.60 $ 7.76 $ 8.92 Fully Converted Tangible Book to Minority Share $ 10.35 $ 11.13 $ 11.92 Page 3

Exhibit 10 Appraisal Pro Forma March 31, 2013 - 12 Months

Pro Forma Effect of Conversion Proceeds
As of March 31, 2013
(Dollars in Thousands)

Conversion Proceeds		Minimum	Midpoint	Maximum
Total Shares Offered		6,672,500	7,850,000	9,027,500
Conversion Shares Offered		4,993,786	5,874,998	6,756,210
Price Per Share		$ 10	$ 10	$ 10
Gross Proceeds		$ 49,938	$ 58,750	$ 67,562
Plus: Value issued to Foundation	(9)	-	-	-
Pro Forma Market Capitalization		49,938	58,750	67,562
Gross Proceeds		49,938	58,750	67,562
Less: Est. Conversion Expenses		(2,105)	(2,274)	(2,443)
Net Proceeds		47,833	56,476	65,119
Plus: cash and investment from MHC		728	728	728
Less: ESOP Adjustment	(3)	(1,998)	(2,350)	(2,702)
Less: MRP Adjustment	(3)	(1,998)	(2,350)	(2,702)
Net Proceeds Reinvested		$ 44,565	$ 52,504	$ 60,443
Estimated Incremental Rate of Return		0.97%	0.97%	0.97%
Estimated Incremental Return		$ 432	$ 509	$ 586
Less: Cost of ESOP	(4)	-	-	-
Less: Amortization of ESOP	(7)	(66)	(78)	(89)
Less: Option Expense	(10)	(483)	(569)	(654)
Less: MRP Adjustment	(7)	(264)	(310)	(357)
Pro-forma Net Income		(381)	(448)	(514)
Earnings Before Conversion		2,391	2,391	2,391
Earnings Excluding Adjustment		2,010	1,943	1,877
Earnings Adjustment	(6)	(1,364)	(1,364)	(1,364)
Earnings After Conversion		$ 646	$ 579	$ 513

Page 4

Exhibit 10
Appraisal Pro Forma March 31, 2013 - 12 Months

Pro Forma Effect of Conversion Proceeds
As of March 31, 2013
(Dollars in Thousands)

		Minimum	Midpoint	Maximum
Pro-forma Tangible Equity				
Equity at March 31, 2013		$ 60,180	$ 60,180	$ 60,180
Net Conversion Proceeds		47,833	56,476	65,119
Plus: MHC Adjustment	(7)	728	728	728
Plus: Value issued to Foundation		-	-	-
Less: After Tax Expense of Foundation		-	-	-
Less: ESOP Adjustment	(1)	(1,998)	(2,350)	(2,702)
Less: MRP Adjustment	(2)	(1,998)	(2,350)	(2,702)
Pro-forma Equity		$ 104,745	$ 112,684	$ 120,623
Less: Intangible	(5)	-	-	-
Pro-forma Tangible Equity		$ 104,745	$ 112,684	$ 120,623
Pro-forma Assets				
Total Assets at March 31, 2013		$ 479,103	$ 479,103	$ 479,103
Net Conversion Proceeds		47,833	56,476	65,119
Plus: MHC Adjustment	(7)	728	728	728
Plus: Value issued to Foundation		-	-	-
Less: After Tax Expense of Foundation		-	-	-
Less: ESOP Adjustment	(1)	(1,998)	(2,350)	(2,702)
Less: MRP Adjustment	(2)	(1,998)	(2,350)	(2,702)
Pro-forma Total Assets		523,668	531,607	539,546
Stockholder's Equity Per Share *				
Equity at March 31, 2013		$ 9.02	$ 7.67	$ 6.67
Estimated Net Proceeds		7.17	7.19	7.21
Plus: MHC Adjustment		0.11	0.09	0.08
Plus: Value issued to Foundation		-	-	-
Less: After Tax Expense of Foundation		-	-	-
Less: ESOP Stock		(0.30)	(0.30)	(0.30)
Less: MRP Stock		(0.30)	(0.30)	(0.30)
Pro-forma Equity Per Share *		15.70	14.35	13.36
Less: Intangible		-	-	-
Pro-forma Tangible Equity Per Share *		$ 15.70	$ 14.35	$ 13.36

Page 5

Exhibit 10

Appraisal Pro Forma March 31, 2013 - 12 Months

Pro Forma Effect of Conversion Proceeds
As of March 31, 2013
(Dollars in Thousands)

		Minimum	Midpoint	Maximum
Net Earnings Per Share *				
Historical Earnings Per Share	(8)	$ 0.38	$ 0.33	$ 0.28
Incremental return Per Share	(8)	0.07	0.07	0.07
ESOP Adjustment Per Share	(8)	(0.01)	(0.01)	(0.01)
Option Expense Per Share	(10)	(0.08)	(0.08)	(0.08)
MRP Adjustment Per Share	(8)	(0.04)	(0.04)	(0.04)
Normalizing Adjustment Per Share		(0.22)	(0.19)	(0.16)
Pro Forma Earnings Per Share *	(8)	$ 0.10	$ 0.08	$ 0.06
Shares Utilized for EPS		6,217,037	7,314,335	8,411,632
Pro-forma Ratios				
Price/EPS No Adjustment		31.25	37.04	45.45
Price/EPS with Adjustment		100.00	125.00	166.67
Price/Book Value per Share		63.69%	69.69%	74.85%
Price/Tangible Book Value		63.69%	69.69%	74.85%
Market Value/Assets		12.74%	14.77%	16.73%

* The totals for the per share data are actual figures rounded to two decimals. The component parts may not add to the total due to rounding.

(1) ESOP Borrowings are deducted from net worth and assets, and amortized over 20 years.

(2) MRP is omitted from net worth and assets, and amortized over 5 years.

(3) Consists of ESOP and MRP amortization.

(4) The ESOP loan is from the Holding Company and therefore, there are no costs.

(5) Not applicable.

(6) Securities Gains tax impacted at 34%.

(7) ESOP and MRP are amortized over 20 and 5 years respectively, and tax impacted at 34%.

(8) All EPS computations are done in accordance with SOP 93-6.

(9) Not applicable.

(10) Assumed option expense in accordance with SFAS No. 123.

Page 6

Exhibit 10

Appraisal Pro Forma March 31, 2013 - 12 Months

Expense Calculations				
Total Shares Offered		4,994	5,875	6,756
Price Per Share		$ 10	$ 10	$ 10
Gross Proceeds		$ 49,938	$ 58,750	$ 67,562
Estimated Insider Purchases		(200)	(200)	(200)
ESOP Purchases		(1,998)	(2,350)	(2,702)
Proceeds to Base Fee On		$ 47,740	$ 56,200	$ 64,660
Underwriters Percentage		2.00%	2.00%	2.00%
Underwriters Fee		$ 955	$ 1,124	$ 1,293
Other Expenses		1,150	1,150	1,150
Total Expense		$ 2,105	$ 2,274	$ 2,443

Share Calculations				
Shares Sold		4,993,786	5,874,998	6,756,210
Exchange Shares		1,678,714	1,975,002	2,271,290
Shares Outstanding		6,672,500	7,850,000	9,027,500
Average Fully Diluted Shares for the Period		9,714,635	9,714,635	9,714,635
Times: Exchange Ratio		0.6595	0.7759	0.8923
Exchanged Average Fully Diluted Shares for the Period		6,406,801	7,537,585	8,668,368
Less: New ESOP Adjustment		(199,751)	(234,999)	(270,248)
Plus: New SOP 93-6 ESOP Shares	(2)	9,987	11,749	13,512
Shares for all EPS Calculations		6,217,037	7,314,335	8,411,632
MRP Shares		199,751	234,999	270,248
MRP Shares Amortized this Period		39,950	47,000	54,050
Option Shares		499,378	587,499	675,621
Option Shares Amortized this Period		99,876	117,500	135,124

Page 7

Exhibit 12. Offering Circular Fiscal Year Pro Forma September 30, 2012 - 12 Months Prudential Bancorp, Inc. of PA Pro Forma Analysis Sheet - Twelve Months Ended September 30, 2012 Includes SOP 93-6 Bank Comparables National Mean Median Median Mean Median Min 27.78 Price- Earnings Ratio P/E Mid 33.33 30.58 26.24 18.32 26.82 19.06 Max 40.00 Min 63.90% Price-to-Book Ratio P/B Mid 69.88% 90.46% 86.36% 82.39% 97.97% 92.32% Max 75.08% Min 63.90% Price-to-Tangible Book Ratio P/TB Mid 69.88% 98.14% 91.94% 88.27% 103.47% 95.34% Max 75.08% Smax 80.26% Min 12.47% Price-to-Assets Ratio P/A Mid 14.46% 13.52% 13.38% 11.88% 12.48% 12.29% Max 16.39% Page 1

Exhibit 12. Offering Circular Fiscal Year Pro Forma September 30, 2012 - 12 Months Valuation Parameters Prior Twelve Mos. Earning Base Y Period Ended September 30, 2012 $ 2,593 (1) Pre-Conversion Book Value B As of September 30, 2012 $ 59,831 Pre-Conversion Assets A As of September 30, 2012 $ 490,504 Return on Money R 0.97% (2) Conversion Expenses $ 2,274 X 2.90% (3) Proceeds Not Invested $ 4,700 (4) Estimated ESOP Borrowings $ 2,350 ESOP Purchases E 4.00% (5) Cost of ESOP Borrowings $ 118 (5) Cost of ESOP Borrowings S 0.00% (5) Amort of ESOP Borrowings T 20 Years Amort of MRP Amount N 5 Years Estimated MRP Amount $ 2,350 (6) MRP Purchases M 4.00% MRP Expense $ 470 Stock Foundation Amount $ - (7) Stock Foundation Amount F 0.00% 0.00% Foundation Opportunity Cost $ - Tax Benefit Z $ - (8) Tax Rate TAX 34.00% Percentage Sold PCT 74.84% Amount to be issued to Public $ 58,750 (9) Earnings Multiple 12 (1) Net income for the twelve months ended September 30, 2012. (2) Net Return assumes a reinvestment rate of 1.47 percent (the 1 year Treasury at March 31, 2013), and a tax rate of 34%. (3) Conversion expenses reflect estimated expenses as presented in the offering document. (4) Includes Stock from ESOP and MRP. (5) Assumes ESOP is amortized straight line over 20 years. (6) Assumes MRP is amortized straight line over 5 years. (7) Not applicable. (8) Not Applicable. (9) The amount to be offered to public. Page 2

Exhibit 12. Offering Circular Fiscal Year Pro Forma September 30, 2012 - 12 Months Pro Forma Calculation Calculation of Estimated Value (V) at Midpoint Value 3. V= P/E*Y = $78,500,000 1-P/E*PCT*((1-X-E-M-F)*R-(1-TAX)*E/T-(1-TAX)*M/N) 2. V= P/B*(B+Z) = $78,500,000 1-P/B*PCT*(1-X-E-M-F) 1. V= P/A*A = $78,500,000 1-P/A*PCT*(1-X-E-M-F) The appraisal was performed on a market basis and not on the above formulas. Total Shares Price Total Conclusion Shares Per Share Value Appraised Value - Midpoint 7,850,000 $ 10.00 $ 78,500,000 Total Shares Price Total Conclusion Shares Per Share Value Appraised Value - Midpoint 7,850,000 $ 10.00 $ 78,500,000 Range: - Minimum 6,672,500 $ 10.00 66,725,000 - Maximum 9,027,500 10.00 90,275,000 - Super Maximum 10,381,625 10.00 103,816,250 Pre Foundation Appraised Value Conclusion Minimum Midpoint Maximum Total Shares 6,672,500 7,850,000 9,027,500 Price per Share $ 10 $ 10 $ 10 Full Conversion Value $ 66,725,000 $ 78,500,000 $ 90,275,000 Exchange Shares 1,678,714 1,975,002 2,271,290 Exchange Percent 25.16% 25.16% 25.16% Conversion Shares 4,993,786 5,874,998 6,756,210 Conversion Percent 74.84% 74.84% 74.84% Gross Proceeds $ 49,937,860 $ 58,749,980 $ 67,562,100 Exchange Value $ 16,787,140 $ 19,750,020 $ 22,712,900 Exchange Ratio 0.6595 0.7759 0.8923 Exchange Value per Minority Share $ 6.60 $ 7.76 $ 8.92 * SuperMaximum is an overallotment option that is 15% above the maximum amount. Page 3

Exhibit 12. Offering Circular Fiscal Year Pro Forma September 30, 2012 - 12 Months Pro Forma Effect of Conversion Proceeds As of September 30, 2012 (Dollars in Thousands) Conversion Proceeds Minimum Midpoint Maximum Total Shares Offered 6,672,500 7,850,000 9,027,500 Conversion Shares Offered 4,993,786 5,874,998 6,756,210 Price Per Share $ 10 $ 10 $ 10 Gross Proceeds $ 49,938 $ 58,750 $ 67,562 Plus: Value issued to Foundation (9) - - - Pro Forma Market Capitalization 49,938 58,750 67,562 Gross Proceeds 49,938 58,750 67,562 Less: Est. Conversion Expenses (2,105) (2,274) (2,443) Net Proceeds 47,833 56,476 65,119 Plus: cash and investment from MHC 728 728 728 Less: ESOP Adjustment (3) (1,998) (2,350) (2,702) Less: MRP Adjustment (3) (1,998) (2,350) (2,702) Net Proceeds Reinvested $ 44,565 $ 52,504 $ 60,443 Estimated Incremental Rate of Return 0.97% 0.97% 0.97% Estimated Incremental Return $ 432 $ 509 $ 586 Less: Cost of ESOP (4) - - - Less: Amortization of ESOP (7) (66) (78) (89) Less: Option Expense (10) (483) (569) (654) Less: MRP Adjustment (7) (264) (310) (357) Pro Forma Net Income (381) (448) (514) Earnings Before Conversion 2,593 2,593 2,593 Earnings Excluding Adjustment 2,212 2,145 2,079 Earnings Adjustment (6) - - - Earnings After Conversion $ 2,212 $ 2,145 $ 2,079 Page 4

Exhibit 12. Offering Circular Fiscal Year Pro Forma September 30, 2012 - 12 Months Pro Forma Effect of Conversion Proceeds As of September 30, 2012 (Dollars in Thousands) Minimum Midpoint Maximum Pro Forma Equity Equity at September 30, 2012 $ 59,831 $ 59,831 $ 59,831 Net Conversion Proceeds 47,833 56,476 65,119 Plus: MHC Adjustment (7) 728 728 728 Plus: Value issued to Foundation - - - Less: After Tax Expense of Foundation - - - Less: ESOP Adjustment (1) (1,998) (2,350) (2,702) Less: MRP Adjustment (2) (1,998) (2,350) (2,702) Pro Forma Equity $ 104,396 $ 112,335 $ 120,274 Less: Intangible (5) - - - Pro Forma Tangible Equity $ 104,396 $ 112,335 $ 120,274 Pro Forma Assets Total Assets at September 30, 2012 $ 490,504 $ 490,504 $ 490,504 Net Conversion Proceeds 47,833 56,476 65,119 Plus: MHC Adjustment (7) 728 728 728 Plus: Value issued to Foundation - - - Less: After Tax Expense of Foundation - - - Less: ESOP Adjustment (1) (1,998) (2,350) (2,702) Less: MRP Adjustment (2) (1,998) (2,350) (2,702) Pro-forma Total Assets 535,069 543,008 550,947 Stockholder's Equity Per Share * Equity at September 30, 2012 $ 8.97 $ 7.62 $ 6.63 Estimated Net Proceeds 7.17 7.19 7.21 Plus: MHC Adjustment 0.11 0.09 0.08 Plus: Value issued to Foundation - - - Less: After Tax Expense of Foundation - - - Less: ESOP Stock (0.30) (0.30) (0.30) Less: MRP Stock (0.30) (0.30) (0.30) Pro Forma Equity Per Share * 15.65 14.31 13.32 Less: Intangible - - - Pro Forma Tangible Equity Per Share * $ 15.65 $ 14.31 $ 13.32 Page 5

Exhibit 12. Offering Circular Fiscal Year Pro Forma September 30, 2012 - 12 Months Pro Forma Effect of Conversion Proceeds As of September 30, 2012 (Dollars in Thousands) Minimum Midpoint Maximum Net Earnings Per Share * Historical Earnings Per Share (8) $ 0.42 $ 0.36 $ 0.31 Incremental return Per Share (8) 0.07 0.07 0.07 ESOP Adjustment Per Share (8) (0.01) (0.01) (0.01) Option Expense Per Share (10) (0.08) (0.08) (0.08) MRP Adjustment Per Share (8) (0.04) (0.04) (0.04) Normalizing Adjustment Per Share - - - Pro Forma Earnings Per Share * (8) $ 0.36 $ 0.30 $ 0.25 Shares Utilized for EPS 6,157,097 7,243,815 8,330,532 Pro Forma Ratios Price/EPS without Adjustment 27.78 33.33 40.00 Price/EPS with Adjustment 27.78 33.33 40.00 Price/Book Value per Share 63.90% 69.88% 75.08% Price/Tangible Book Value 63.90% 69.88% 75.08% Market Value/Assets 12.47% 14.46% 16.39% * The totals for the per share data are actual figures rounded to two decimals. The component parts may not add to the total due to rounding. (1) ESOP Borrowings are deducted from net worth and assets, and amortized over 20 years. (2) MRP Borrowings are omitted from net worth and assets, and amortized over 5 years. (3) Consists of ESOP and MRP amortization. (4) The ESOP loan is from the Holding Company and therefore, there are no costs. (5) Not applicable. (6) Not applicable. (7) ESOP and MRP are amortized over 20 and 5 years respectively, and tax impacted at 34%. (8) All EPS computations are done in accordance with SOP 93-6. (9) Not applicable. (10) Assumed option expense in accordance with SFAS No. 123. Page 6

Exhibit 12. Offering Circular Fiscal Year Pro Forma September 30, 2012 - 12 Months Expense Calculations Total Shares Offered 4,994 5,875 6,756 Price Per Share $ 10 $ 10 $ 10 Gross Proceeds $ 49,938 $ 58,750 $ 67,562 Estimated Insider Purchases (200) (200) (200) ESOP Purchases (1,998) (2,350) (2,702) Proceeds to Base Fee On $ 47,740 $ 56,200 $ 64,660 Underwriters Percentage 2.00% 2.00% 2.00% Underwriters Fee $ 955 $ 1,124 $ 1,293 Other Expenses 1,150 1,150 1,150 Total Expense $ 2,105 $ 2,274 $ 2,443 Shares Calculations Shares Sold 4,993,786 5,874,998 6,756,210 Exchange Shares 1,678,714 1,975,002 2,271,290 Shares Outstanding 6,672,500 7,850,000 9,027,500 Average Fully Diluted Shares for the Period 9,623,746 9,623,746 9,623,746 Times: Exchange Ratio 0.6595 0.7759 0.8923 Exchanged Average Fully Diluted Shares for the Period 6,346,860 7,467,064 8,587,268 Less: New ESOP Adjustment (199,751) (234,999) (270,248) Plus: New SOP 93-6 ESOP Shares 9,988 11,750 13,512 Shares for all EPS Calculations 6,157,097 7,243,815 8,330,532 MRP Shares 199,751 234,999 270,248 MRP Shares Amortized this Period 39,950 47,000 54,050 Option Shares 499,378 587,499 675,621 Option Shares Amortized this Period 99,876 117,500 135,124 Page 7

Exhibit 12. Offering Circular Fiscal Year Pro Forma September 30, 2012 - 12 Months Prudential Bancorp, Inc. of PA Pro Forma Analysis Sheet - Twelve Months Ended September 30, 2012 Includes SOP 93-6 Bank Comparables National Mean Median Median Mean Median Min 27.78 Price- Earnings Ratio P/E Mid 33.33 30.58 26.24 18.32 26.82 19.06 Max 40.00 Min 63.90% Price-to-Book Ratio P/B Mid 69.88% 90.46% 86.36% 82.39% 97.97% 92.32% Max 75.08% Min 63.90% Price-to-Tangible Book Ratio P/TB Mid 69.88% 98.14% 91.94% 88.27% 103.47% 95.34% Max 75.08% Smax 80.26% Min 12.47% Price-to-Assets Ratio P/A Mid 14.46% 13.52% 13.38% 11.88% 12.48% 12.29% Max 16.39% Page 1

Exhibit 12. Offering Circular Fiscal Year Pro Forma September 30, 2012 - 12 Months

Valuation Parameters

Prior Twelve Mos. Earning Base	Y			
Period Ended September 30, 2012		$	2,593	(1)
Pre-Conversion Book Value	B			
As of September 30, 2012		$	59,831	
Pre-Conversion Assets	A			
As of September 30, 2012		$	490,504	
Return on Money	R		0.97%	(2)
Conversion Expenses		$	2,274	
	X		2.90%	(3)
Proceeds Not Invested		$	4,700	(4)
Estimated ESOP Borrowings		$	2,350	
ESOP Purchases	E		4.00%	(5)
Cost of ESOP Borrowings		$	118	(5)
Cost of ESOP Borrowings	S		0.00%	(5)
Amort of ESOP Borrowings	T		20	Years
Amort of MRP Amount	N		5	Years
Estimated MRP Amount		$	2,350	(6)
MRP Purchases	M		4.00%	
MRP Expense		$	470	
Stock Foundation Amount		$	-	(7)
Stock Foundation Amount	F		0.00%	0.00%
Foundation Opportunity Cost		$	-	
Tax Benefit	Z	$	-	(8)
Tax Rate	TAX		34.00%	
Percentage Sold	PCT		74.84%	
Amount to be issued to Public		$	58,750	(9)
Earnings Multiple			12	

(1) Net income for the twelve months ended September 30, 2012.
(2) Net Return assumes a reinvestment rate of 1.47 percent (the 1 year Treasury at March 31, 2013), and a tax rate of 34%.
(3) Conversion expenses reflect estimated expenses as presented in the offering document.
(4) Includes Stock from ESOP and MRP.
(5) Assumes ESOP is amortized straight line over 20 years.
(6) Assumes MRP is amortized straight line over 5 years.
(7) Not applicable.
(8) Not Applicable.
(9) The amount to be offered to public.

Page 2

Exhibit 12. Offering Circular Fiscal Year Pro Forma September 30, 2012 - 12 Months

Pro Forma Calculation

Calculation of Estimated Value (V) at Midpoint Value

3. $V = \dfrac{P/E*Y}{1-P/E*PCT*((1-X-E-M-F)*R-(1-TAX)*E/T-(1-TAX)*M/N)}$ = $78,500,000

2. $V = \dfrac{P/B*(B+Z)}{1-P/B*PCT*(1-X-E-M-F)}$ = $78,500,000

1. $V = \dfrac{P/A*A}{1-P/A*PCT*(1-X-E-M-F)}$ = $78,500,000

The appraisal was performed on a market basis and not on the above formulas.

Conclusion	Total Shares Shares		Price Per Share		Total Value
Appraised Value - Midpoint	7,850,000	$	10.00	$	78,500,000
Range:					
- Minimum	6,672,500	$	10.00		66,725,000
- Maximum	9,027,500		10.00		90,275,000
- Super Maximum	10,381,625		10.00		103,816,250

Pre Foundation

	Appraised Value					
Conclusion		Minimum		Midpoint		Maximum
Total Shares		6,672,500		7,850,000		9,027,500
Price per Share	$	10	$	10	$	10
Full Conversion Value	$	66,725,000	$	78,500,000	$	90,275,000
Exchange Shares		1,678,714		1,975,002		2,271,290
Exchange Percent		25.16%		25.16%		25.16%
Conversion Shares		4,993,786		5,874,998		6,756,210
Conversion Percent		74.84%		74.84%		74.84%
Gross Proceeds	$	49,937,860	$	58,749,980	$	67,562,100
Exchange Value	$	16,787,140	$	19,750,020	$	22,712,900
Exchange Ratio		0.6595		0.7759		0.8923
Exchange Value per Minority Share	$	6.60	$	7.76	$	8.92

* SuperMaximum is an overallotment option that is 15% above the maximum amount.

Page 3

Exhibit 12. Offering Circular Fiscal Year Pro Forma September 30, 2012 - 12 Months Pro Forma Effect of Conversion Proceeds As of September 30, 2012 (Dollars in Thousands) Conversion Proceeds Minimum Midpoint Maximum Total Shares Offered 6,672,500 7,850,000 9,027,500 Conversion Shares Offered 4,993,786 5,874,998 6,756,210 Price Per Share $ 10 $ 10 $ 10 Gross Proceeds $ 49,938 $ 58,750 $ 67,562 Plus: Value issued to Foundation (9) - - - Pro Forma Market Capitalization 49,938 58,750 67,562 Gross Proceeds 49,938 58,750 67,562 Less: Est. Conversion Expenses (2,105) (2,274) (2,443) Net Proceeds 47,833 56,476 65,119 Plus: cash and investment from MHC 728 728 728 Less: ESOP Adjustment (3) (1,998) (2,350) (2,702) Less: MRP Adjustment (3) (1,998) (2,350) (2,702) Net Proceeds Reinvested $ 44,565 $ 52,504 $ 60,443 Estimated Incremental Rate of Return 0.97% 0.97% 0.97% Estimated Incremental Return $ 432 $ 509 $ 586 Less: Cost of ESOP (4) - - - Less: Amortization of ESOP (7) (66) (78) (89) Less: Option Expense (10) (483) (569) (654) Less: MRP Adjustment (7) (264) (310) (357) Pro Forma Net Income (381) (448) (514) Earnings Before Conversion 2,593 2,593 2,593 Earnings Excluding Adjustment 2,212 2,145 2,079 Earnings Adjustment (6) - - - Earnings After Conversion $ 2,212 $ 2,145 $ 2,079 Page 4

Exhibit 12.
Offering Circular Fiscal Year Pro Forma September 30, 2012 - 12 Months

Pro Forma Effect of Conversion Proceeds
As of September 30, 2012
(Dollars in Thousands)

		Minimum	Midpoint	Maximum
Pro Forma Equity				
Equity at September 30, 2012		$ 59,831	$ 59,831	$ 59,831
Net Conversion Proceeds		47,833	56,476	65,119
Plus: MHC Adjustment	(7)	728	728	728
Plus: Value issued to Foundation		-	-	-
Less: After Tax Expense of Foundation		-	-	-
Less: ESOP Adjustment	(1)	(1,998)	(2,350)	(2,702)
Less: MRP Adjustment	(2)	(1,998)	(2,350)	(2,702)
Pro Forma Equity		$ 104,396	$ 112,335	$ 120,274
Less: Intangible	(5)	-	-	-
Pro Forma Tangible Equity		$ 104,396	$ 112,335	$ 120,274
Pro Forma Assets				
Total Assets at September 30, 2012		$ 490,504	$ 490,504	$ 490,504
Net Conversion Proceeds		47,833	56,476	65,119
Plus: MHC Adjustment	(7)	728	728	728
Plus: Value issued to Foundation		-	-	-
Less: After Tax Expense of Foundation		-	-	-
Less: ESOP Adjustment	(1)	(1,998)	(2,350)	(2,702)
Less: MRP Adjustment	(2)	(1,998)	(2,350)	(2,702)
Pro-forma Total Assets		535,069	543,008	550,947
Stockholder's Equity Per Share *				
Equity at September 30, 2012		$ 8.97	$ 7.62	$ 6.63
Estimated Net Proceeds		7.17	7.19	7.21
Plus: MHC Adjustment		0.11	0.09	0.08
Plus: Value issued to Foundation		-	-	-
Less: After Tax Expense of Foundation		-	-	-
Less: ESOP Stock		(0.30)	(0.30)	(0.30)
Less: MRP Stock		(0.30)	(0.30)	(0.30)
Pro Forma Equity Per Share *		15.65	14.31	13.32
Less: Intangible		-	-	-
Pro Forma Tangible Equity Per Share *		$ 15.65	$ 14.31	$ 13.32

Page 5

Exhibit 12. Offering Circular Fiscal Year Pro Forma September 30, 2012 - 12 Months

Pro Forma Effect of Conversion Proceeds
As of September 30, 2012
(Dollars in Thousands)

		Minimum	Midpoint	Maximum
Net Earnings Per Share *				
Historical Earnings Per Share	(8)	$ 0.42	$ 0.36	$ 0.31
Incremental return Per Share	(8)	0.07	0.07	0.07
ESOP Adjustment Per Share	(8)	(0.01)	(0.01)	(0.01)
Option Expense Per Share	(10)	(0.08)	(0.08)	(0.08)
MRP Adjustment Per Share	(8)	(0.04)	(0.04)	(0.04)
Normalizing Adjustment Per Share		-	-	-
Pro Forma Earnings Per Share *	(8)	$ 0.36	$ 0.30	$ 0.25
Shares Utilized for EPS		6,157,097	7,243,815	8,330,532
Pro Forma Ratios				
Price/EPS without Adjustment		27.78	33.33	40.00
Price/EPS with Adjustment		27.78	33.33	40.00
Price/Book Value per Share		63.90%	69.88%	75.08%
Price/Tangible Book Value		63.90%	69.88%	75.08%
Market Value/Assets		12.47%	14.46%	16.39%

* The totals for the per share data are actual figures rounded to two decimals. The component parts may not add to the total due to rounding.
(1) ESOP Borrowings are deducted from net worth and assets, and amortized over 20 years.
(2) MRP Borrowings are omitted from net worth and assets, and amortized over 5 years.
(3) Consists of ESOP and MRP amortization.
(4) The ESOP loan is from the Holding Company and therefore, there are no costs.
(5) Not applicable.
(6) Not applicable.
(7) ESOP and MRP are amortized over 20 and 5 years respectively, and tax impacted at 34%.
(8) All EPS computations are done in accordance with SOP 93-6.
(9) Not applicable.
(10) Assumed option expense in accordance with SFAS No. 123.

Page 6

Exhibit 12. Offering Circular Fiscal Year Pro Forma September 30, 2012 - 12 Months

Expense Calculations			
Total Shares Offered	4,994	5,875	6,756
Price Per Share	$ 10	$ 10	$ 10
Gross Proceeds	$ 49,938	$ 58,750	$ 67,562
Estimated Insider Purchases	(200)	(200)	(200)
ESOP Purchases	(1,998)	(2,350)	(2,702)
Proceeds to Base Fee On	$ 47,740	$ 56,200	$ 64,660
Underwriters Percentage	2.00%	2.00%	2.00%
Underwriters Fee	$ 955	$ 1,124	$ 1,293
Other Expenses	1,150	1,150	1,150
Total Expense	$ 2,105	$ 2,274	$ 2,443

Shares Calculations			
Shares Sold	4,993,786	5,874,998	6,756,210
Exchange Shares	1,678,714	1,975,002	2,271,290
Shares Outstanding	6,672,500	7,850,000	9,027,500
Average Fully Diluted Shares for the Period	9,623,746	9,623,746	9,623,746
Times: Exchange Ratio	0.6595	0.7759	0.8923
Exchanged Average Fully Diluted Shares for the Period	6,346,860	7,467,064	8,587,268
Less: New ESOP Adjustment	(199,751)	(234,999)	(270,248)
Plus: New SOP 93-6 ESOP Shares	9,988	11,750	13,512
Shares for all EPS Calculations	6,157,097	7,243,815	8,330,532
MRP Shares	199,751	234,999	270,248
MRP Shares Amortized this Period	39,950	47,000	54,050
Option Shares	499,378	587,499	675,621
Option Shares Amortized this Period	99,876	117,500	135,124

Page 7